Filed Pursuant To
Rule 424(B)(2)
Registration No: 333-186952

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
5.50% Series D Preferred Shares, $0.0125 par value per share, liquidation preference $25 per share	9,200,000	$25.00	$230,000,000	$31,372

(1)	Includes Series D Preferred Shares subject to an option to purchase additional Series D Preferred Shares granted to the underwriters, solely to cover over-allotments, if any.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 28, 2013)

8,000,000 Shares

AXIS CAPITAL HOLDINGS LIMITED

5.50% SERIES D PREFERRED SHARES

(Liquidation Preference $25 Per Share)

We are selling 8,000,000 of our 5.50% Series D Preferred Shares, par value $0.0125 per share (the “Series D Preferred Shares”).

Upon liquidation, dissolution or winding-up, the holders of the Series D Preferred Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus declared and unpaid dividends, if any, to the date fixed for distribution. Dividends on the Series D Preferred Shares will be payable on a non-cumulative basis only when, as and if declared by our board of directors, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2013, at a rate equal to 5.50% of the liquidation preference per annum (equivalent to $1.375 per share).

On and after June 1, 2018, we may redeem the Series D Preferred Shares, in whole or in part, at any time, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption. At any time prior to June 1, 2018, we may redeem the Series D Preferred Shares in whole at a redemption price of $26 per Series D Preferred Share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, only if we submit to the holders of our common shares a proposal for an amalgamation or merger or if we submit any proposal for any other matter that requires, as a result of a change in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the Series D Preferred Shares at the time outstanding, whether voting as a separate series or together with any other series or class of preference shares as a single class. In addition, following the occurrence of a tax event or within 90 days following the occurrence of a capital redemption trigger date, each as described elsewhere in this prospectus supplement, we may redeem the Series D Preferred Shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption.

The Series D Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption and will not be convertible into any of our other securities or property.

There is currently no public market for the Series D Preferred Shares. We intend to apply to list the Series D Preferred Shares on the New York Stock Exchange (the “NYSE”) under the symbol “AXSprD.” If the application is approved, trading in the Series D Preferred Shares is expected to commence within 30 days after the initial delivery of the Series D Preferred Shares.

Investing in our Series D Preferred Shares involves risks. See “Risk Factors” on page S-12 in this prospectus supplement and on page 1 in the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (the “BMA”) or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price(1)	$25.00	$200,000,000
Underwriting Discount(1)(2)	$0.7875	$6,300,000
Proceeds to AXIS Capital (before expenses)(1)(2)	$24.2125	$193,700,000

(1)	Assumes no exercise of the underwriters’ over-allotment option described below.

(2)	For sales of 2,215,000 shares to certain institutions, the underwriting commission will be $0.50 per Series D Preferred Share and, to the extent of such sales, the total underwriting discount will be less than the amount set forth above and the net proceeds to us will be greater than the amount set forth above. See “Underwriting.”

We have granted the underwriters an option to purchase up to an additional 1,200,000 Series D Preferred Shares within 30 days after the date of this prospectus supplement at the public offering price, less the underwriting discount, solely to cover over-allotments, if any.

The underwriters expect to deliver the Series D Preferred Shares to purchasers on or about May 20, 2013, which is the fifth business day following the date of this prospectus supplement. See “Underwriting.”

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Wells Fargo Securities

Co-Managers

Barclays	BMO Capital Markets	Credit Agricole CIB	HSBC
ING			Lloyds Securities

May 13, 2013

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offer and sale by us of the Series D Preferred Shares. You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not making an offer to sell the Series D Preferred Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, results of operations, financial condition and prospects may have changed since those dates.

This prospectus supplement contains basic information about us and the Series D Preferred Shares. This prospectus supplement may add, update or change information contained in or incorporated by reference into the accompanying prospectus. In addition, the information incorporated by reference into the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus or any information incorporated therein by reference, this prospectus supplement will apply and will supersede such information. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our shares, which includes the Series D Preferred Shares to and between non-residents and residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the NYSE. This prospectus supplement will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus supplement for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement.

As used in this prospectus supplement and the accompanying prospectus, references to the “Company,” “we,” “us” or “our” refer to the consolidated operations of AXIS Capital Holdings Limited (“AXIS Capital”) and its direct and indirect subsidiaries and branches, including AXIS Specialty Limited (“AXIS Specialty Bermuda”), AXIS Specialty Limited (Singapore Branch), AXIS Specialty Europe SE (“AXIS Specialty Europe”), AXIS Specialty London, AXIS Specialty Australia, AXIS Specialty Insurance Company (“AXIS Specialty U.S.”), AXIS Re SE (“AXIS Re SE”), AXIS Reinsurance Company (“AXIS Re U.S.”), AXIS Reinsurance Company (Canadian Branch), AXIS Surplus Insurance Company (“AXIS Surplus”), AXIS Insurance Company (“AXIS Insurance Co.”), AXIS Re Europe, AXIS Specialty Finance LLC and Dexta Corporation Pty Ltd unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential” and “intend.” Forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus include information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair value of our investment portfolio and derivative contracts, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity prices, credit spreads and foreign currency rates. Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following: (1) the occurrence and magnitude of natural and man-made disasters, (2) actual claims exceeding our loss reserves, (3) general economic, capital and credit market conditions, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions, (6) the failure of our cedants to adequately evaluate risks, (7) inability to obtain additional capital on favorable terms, or at all, (8) the loss of one or more key executives, (9) a decline in our ratings with rating agencies, (10) loss of business provided to us by our major brokers, (11) changes in accounting policies or practices, (12) the use of industry catastrophe models and changes to these models, (13) changes in governmental regulations, (14) increased competition, (15) changes in the political environment of certain countries in which we operate or underwrite business, (16) fluctuations in interest rates, credit spreads, equity prices and/or currency values, and (17) the other matters set forth under “Risk Factors” contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

AXIS CAPITAL HOLDINGS LIMITED

AXIS Capital is the Bermuda-based holding company for the AXIS group of companies and was incorporated on December 9, 2002. AXIS Specialty Bermuda commenced operations on November 20, 2001. AXIS Specialty Bermuda and its subsidiaries became wholly owned subsidiaries of AXIS Capital pursuant to an exchange offer consummated on December 31, 2002. We provide a broad range of specialty (re)insurance on a worldwide basis, through operating subsidiaries and branch networks based in Bermuda, the United States, Canada, Europe, Australia and Singapore. We also maintain marketing offices in Brazil, France and Spain. Our business consists of two distinct global underwriting platforms, AXIS Insurance and AXIS Reinsurance.

AXIS Capital’s underwriting operations are organized around its two global underwriting platforms, AXIS Insurance and AXIS Reinsurance. Therefore we have two reportable segments, insurance and reinsurance. We do not allocate our assets by segment, with the exception of goodwill and intangible assets, as we evaluate the underwriting results of each segment separately from the results of our investment portfolio.

Our insurance segment operates through offices in Bermuda, the United States, Canada, Europe, Australia and Singapore and offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:

•

Property:    provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.

•

Marine:    provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.

•	Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.

•

Aviation:    provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.

•

Credit and political risk:    provides credit and political risk insurance products for banks and corporations. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers in emerging markets. For the credit insurance contracts, it is necessary for the buyer of the insurance (most often a bank) to hold an insured asset (most often an underlying loan) in order to claim compensation under the insurance contract. The traditional political risk coverage provides protection against sovereign actions that result in the impairment of cross-border investments for banks and major corporations (known as “CEND” coverages).

•

Professional lines:    provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.

•

Liability:    primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. excess and surplus lines markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services. We also target middle to high excess liability business in the London and Bermuda wholesale markets and primary and excess business in the Canadian marketplace.

•

Accident & health:    includes accidental death, travel insurance and specialty health products for employer and affinity groups, financial institutions, schools and colleges, as well as accident & health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.

Our reinsurance segment operates through offices in Bermuda, the United States, Switzerland, Singapore, Brazil and Canada and provides non-life reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

•

Catastrophe:    provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. We underwrite catastrophe reinsurance principally on an excess of loss basis.

•

Property:    provides coverage for property damage and related losses resulting from natural and man-made perils contained in underlying personal and commercial policies. While our predominant exposure is to property damage, other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. While our most significant exposures typically relate to losses from windstorms, tornadoes and earthquakes, we are exposed to other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events. We assume business on both a proportional and an excess of loss basis.

•

Professional Lines:    covers directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.

•

Credit and Bond:    consists of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Also included in this line of business is coverage for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world. Bonding is also known as surety insurance.

•

Motor:    provides coverage to cedants for motor liability and property damage losses arising out of any one occurrence. The occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence.

•

Liability:    provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers compensation and auto liability are also written.

•	Agriculture: provides coverage for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. We provide both proportional and aggregate stop loss reinsurance.

•

Engineering:    provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.

•	Other: includes aviation, marine and personal accident reinsurance.

Our Business Strategy

We are a global insurer and reinsurer, with our mission being to provide our clients and distribution partners with a broad range of risk transfer products and services and meaningful capacity, backed by excellent financial strength. We manage our portfolio holistically, aiming to construct the optimum consolidated portfolio of funded and unfunded risks, consistent with our risk appetite and the development of our franchise. We nurture an ethical, entrepreneurial and disciplined culture that promotes outstanding client service, intelligent risk taking and the achievement of superior risk-adjusted returns for our shareholders. We believe that the achievement of our objectives will position us as a leading global, diversified specialty insurance and reinsurance company, as measured by quality, sustainability and profitability.

We aim to execute on the following six-point strategy:

We offer a diversified range of products and services across market segments and geographies:    Our position as a well-balanced hybrid insurance and reinsurance company gives us insight into the opportunities and challenges in a variety of markets. With our origins in Bermuda, today we have locations across the U.S. and in Canada, while in Europe we have offices in Dublin, London and Zurich and newly established presences in Barcelona, Madrid and Paris. With a recently established reinsurance office in Sao Paulo, we are addressing opportunities throughout Latin America. We also operate a number of offices in Australia and our Singapore branch serves as our gateway to Asia.

We aim to underwrite a balanced portfolio of risks, including complex and volatile lines, moderating overall volatility with risk limits, diversification and risk management:    Risk management is a strategic priority embedded in our organizational structure and we are continuously monitoring, reviewing and refining our enterprise risk management practices. We combine judgment and experience with data-driven analysis, enhancing our overall risk selection process.

We intend to modulate our risk appetite and deployment of capital across the underwriting cycle, commensurate with available market opportunities and returns:    Closely attuned to market dynamics, we recognize opportunities as they develop and react quickly as new trends emerge. Our risk analytics provide important and continuous feedback, further assisting with the ongoing assessment of our risk appetite and strategic capital deployment. We have excelled in extending our product lines, finding new distribution channels and entering new geographies. When we do not find sufficiently attractive uses for our capital, we return excess capital back to our shareholders through share repurchases or dividends.

We develop and maintain deep and trustful relationships with clients and distribution partners, offering outstanding service and effective solutions for risk management needs:    Our management team has extensive industry experience, deep product knowledge and long-standing market relationships. We primarily transact in specialty markets, where risks are complex. Our intellectual capital and proven client-service capability attract clients and distribution partners looking for solutions.

We maintain excellent financial strength, characterized by financial discipline and transparency:    Our total capital of $6.9 billion at March 31, 2013, our high-quality and liquid investment portfolio and our operating subsidiary ratings of “A+” (“Strong”) by Standard & Poor’s and “A” (“Excellent”) with a positive outlook by A.M. Best are key indicators of our financial strength. The foregoing ratings are not ratings of the Series D preferred Shares or any of our other securities.

We attract, develop, retain and motivate an excellent team:    We aim to attract and retain the best people in the industry and to motivate our employees to make decisions that are in the best interest of both our customers and shareholders. We nurture an ethical, risk-aware, achievement-oriented culture that promotes professionalism, responsibility, integrity, discipline and entrepreneurialism. As a result, we believe that our staff is well-positioned to make the best underwriting and strategic decisions for the Company.

Our principal executive offices are located at 92 Pitts Bay Road, Pembroke HM 08, Bermuda, and our telephone number is (441) 496-2600.

THE OFFERING

The description of the terms of the Series D Preferred Shares in this section is only a summary. Because the following summary may not contain all of the information that is important to you, you should refer to the certificate of designations relating to the Series D Preferred Shares for a complete description of the terms of the Series D Preferred Shares, which will be included as an exhibit to a report that we will file with the SEC. You should also refer to the sections entitled “Description of the Series D Preferred Shares” in this prospectus supplement and “Description of Our Share Capital” in the accompanying prospectus.

Issuer	AXIS Capital Holdings Limited

Securities Offered	8,000,000 shares (or 9,200,000 shares if the underwriters exercise their over-allotment option in full) of 5.50% Series D Preferred Shares, par value $0.0125 per share and liquidation preference of $25.00 per share.

Dividends	Holders of Series D Preferred Shares will be entitled to receive, only when, as and if declared by our board of directors, non-cumulative cash dividends from and including the original issue date, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2013, without accumulation of any undeclared dividends, in an amount per share equal to 5.50% of the liquidation preference per annum (equivalent to $1.375 per share). Assuming an initial issue date of May 20, 2013, the dividend for the initial dividend period will be $0.3858 per Series D Preferred Share. See “Description of the Series D Preferred Shares — Dividends” in this prospectus supplement and “Description of Our Share Capital — Preference Shares — Dividends” in the accompanying prospectus.

AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends or distributions to AXIS Capital. Our operating subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends or distributions. See “Description of the Series D Preferred Shares — Certain Restrictions on Payment of Dividends” in this prospectus supplement.

We believe that dividends paid by us to non-corporate holders on the Series D Preferred Shares should be eligible for reduced rates of taxation as “qualified dividend income” if, as is intended, we successfully list the Series D Preferred Shares on the NYSE. Qualified dividend income is subject to tax at long-term capital gain rates. Dividends paid by us to corporate holders on the Series D Preferred Shares will not be eligible for a dividends received deduction. For further information, see “Certain U.S. Federal Income Tax Considerations — Taxation of Distributions” in this prospectus supplement.

Redemption	On and after June 1, 2018, at any time following the occurrence of a tax event or within 90 days following the occurrence of a capital redemption trigger date (each as defined in “Description of the

Series D Preferred Shares — Redemption” in this prospectus supplement), we may redeem the Series D Preferred Shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption.

At any time prior to June 1, 2018, if we submit to the holders of our common shares a proposal for an amalgamation or merger or if we submit any proposal for any other matter that requires, as a result of a change in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the Series D Preferred Shares at the time outstanding, we will have the option to redeem all of the outstanding Series D Preferred Shares at a redemption price of $26 per Series D Preferred Share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends. See “Description of the Series D Preferred Shares — Redemption” in this prospectus supplement and “Description of Our Share Capital — Preference Shares — Redemption” and “Description of Our Share Capital — Preference Shares — Restrictions in Event of Default in Dividends on Preference Shares” in the accompanying prospectus.

Ranking	The Series D Preferred Shares:

•

will rank senior to our junior stock with respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up. As of the date of this prospectus supplement, our common shares comprise the only class of shares that would be considered junior stock;

•

will rank at least equally with each other series of our capital stock ranking on parity with the Series D Preferred Shares as to dividends and distributions of assets upon our liquidation, dissolution or winding-up, which we refer to as parity stock. As of the date of this prospectus supplement, the $100 million aggregate liquidation preference of 7.25% Series A Preferred Shares (the “Series A Preferred Shares”), the $3 million aggregate liquidation preference of 7.50% Series B Preferred Shares (the “Series B Preferred Shares”) and the $400 million aggregate liquidation preference of 6.875% Series C Preferred Shares (the “Series C Preferred Shares”) comprise the only classes of shares that would be considered parity stock with the Series D Preferred Shares; and

•

will rank junior to any series of shares ranking senior to the Series D Preferred Shares as to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up. As of the date of this prospectus supplement, we do not have shares that would be considered senior stock.

Liquidation Rights	Upon any liquidation, dissolution or winding up of AXIS Capital, holders of the Series D Preferred Shares are entitled to receive from our assets legally available for distribution to shareholders, before any distribution is made to holders of our common shares or other junior stock, a liquidation preference in the amount of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date fixed for distribution. See “Description of the Series D Preferred Shares — Liquidation Rights” in this prospectus supplement and “Description of Our Share Capital — Preference Shares — Liquidation, Dissolution or Winding Up” in the accompanying prospectus.

Voting Rights	Generally, the holders of the Series D Preferred Shares will not have any voting rights. Whenever dividends on the Series D Preferred Shares have not been declared by the board of directors and paid for an aggregate of six full dividend periods (whether or not consecutive), the holders of the Series D Preferred Shares, together with the holders of all other current or future classes or series of parity stock, will vote together as a single class to elect two directors to our board of directors. The terms of office of such additional directors will terminate whenever dividends on the Series D Preferred Shares and the parity stock then outstanding have been paid in full, or declared and sufficient funds have been set aside, for at least four dividend periods. We will use our best efforts to effectuate the election or appointment of these two directors.

In addition, certain transactions that would vary the rights of holders of the Series D Preferred Shares cannot be made without the approval in writing of the holders of 75% of the Series D Preferred Shares then outstanding or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the Series D Preferred Shares at which a quorum (consisting of the presence, in person or by proxy, of the holders of 50% of the Series D Preferred Shares) is present. Without the written consent, or the sanction of a resolution passed at a separate meeting, of the holders of at least 67% of the Series D Preferred Shares at the time outstanding, we may not authorize any creation or increase in the issued amount of, any shares of any series or any security convertible into shares of any series ranking prior to the Series D Preferred Shares with respect to payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up of the Company. See “Description of the Series D Preferred Shares — Voting Rights” in this prospectus supplement and “Description of Our Share Capital — Preference Shares — Voting Rights” in the accompanying prospectus.

Maturity	The Series D Preferred Shares do not have any maturity date, and we are not required to redeem the Series D Preferred Shares. Accordingly, the Series D Preferred Shares will remain outstanding indefinitely, unless and until we decide to redeem them.

Additional Amounts	We will make all payments on the Series D Preferred Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction (as defined in “Description of the Series D Preferred Shares — Redemption” in this prospectus supplement), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted. If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions, pay to the holders of the Series D Preferred Shares such additional amounts (as defined in “Description of the Series D Preferred Shares — Additional Amounts” in this prospectus supplement) as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in the Certificate of Designations to be then due and payable. See “Description of the Series D Preferred Shares — Additional Amounts” in this prospectus supplement.

Substitution or Variation	In lieu of redemption, upon or following a tax event or capital disqualification event, we may, without the consent of any holders of the Series D Preferred Shares vary the terms of, or exchange for new securities, the Series D Preferred Shares to eliminate the substantial probability that we would be required to pay additional amounts with respect to the Series D Preferred Shares as a result of a change in tax law or to maintain compliance with certain capital adequacy regulations applicable to us. No such variation of terms or securities in exchange shall change specified terms of the Series D Preferred Shares. See “Description of the Series D Preferred Shares — Substitution or Variation” in this prospectus supplement.

Listing	We intend to apply to list the Series D Preferred Shares on the NYSE under the symbol “AXSprD.” We expect that, if the application is approved, trading of the Series D Preferred Shares on the NYSE will commence within a 30-day period after initial delivery of the Series D Preferred Shares. See “Underwriting” in this prospectus supplement.

Limitation on Transfer and Ownership

Our bye-laws provide generally that in any situation in which the “controlled shares” (as defined herein) of a U.S. Person (as defined herein) or the shares held by a Direct Foreign Shareholder Group (as defined herein) would constitute 9.5% or more of the votes conferred by the issued shares, the voting rights exercisable by a shareholder with respect to such shares shall be limited so that no U.S. Person or Direct Foreign Shareholder Group is deemed to hold 9.5% or more of the voting power conferred by our shares. In addition, our board of directors may limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. See “Description of the Series D Preferred Shares — Limitations on Transfer and Ownership” in this prospectus supplement and “Description of Our Share Capital — Preference Shares — Voting Rights” in the accompanying prospectus.

Use of Proceeds	We estimate that net proceeds to us from the sale of the Series D Preferred Shares will be approximately $194.0 million (or $223.0 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and our portion of the offering expenses. We intend to use a portion of the net proceeds from this offering to redeem all of our outstanding Series A Preferred Shares. We intend to use any remaining net proceeds for general corporate purposes, which may include the repurchase of a portion of our outstanding common shares pursuant to our previously authorized share repurchase program. See “Use of Proceeds.”

Conversion	The Series D Preferred Shares are not convertible into or exchangeable for any of our other securities or property.

Risk Factors	See “Risk Factors” on page S-12 in this prospectus supplement and on page 1 in the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the Series D Preferred Shares.

RISK FACTORS

An investment in our Series D Preferred Shares involves a number of risks, including those described in this prospectus supplement and the accompanying prospectus and those incorporated by reference into this prospectus supplement. You should carefully consider such risk factors and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to purchase any Series D Preferred Shares.

Risks Relating to the Series D Preferred Shares

General market conditions and unpredictable factors could adversely affect market prices for the Series D Preferred Shares.

There can be no assurance about the market prices for the Series D Preferred Shares. Several factors, many of which are beyond our control, will influence the market prices of the Series D Preferred Shares. Factors that might influence the market prices of the Series D Preferred Shares include, but are not limited to:

•	whether dividends have been declared and are likely to be declared and paid on the Series D Preferred Shares from time to time;

•	our creditworthiness;

•	whether the ratings on the Series D Preferred Shares provided by any ratings agency have changed;

•	the market for similar securities and the interest rate environment; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or financial markets generally.

Accordingly, if you purchase Series D Preferred Shares, the Series D Preferred Shares may trade at a discount to the price that you paid for them.

Dividends on the Series D Preferred Shares are non-cumulative.

Dividends on the Series D Preferred Shares are non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, holders of the Series D Preferred Shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accumulate and be payable. We have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our board of directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series D Preferred Shares.

Our ability to pay dividends and to make payments on indebtedness may be constrained by our holding company structure.

AXIS Capital is a holding company and has no direct operations of its own. AXIS Capital has no significant operations or assets other than its ownership of the shares of its operating (re)insurance subsidiaries, AXIS Specialty Bermuda, AXIS Re SE, AXIS Specialty Europe, AXIS Re U.S., AXIS Specialty U.S., AXIS Surplus and AXIS Insurance Co. (collectively, our “Insurance Subsidiaries”). Dividends and other permitted distributions from our Insurance Subsidiaries (in some cases through our subsidiary holding companies), are our primary source of funds to meet ongoing cash requirements, including paying dividends to our shareholders. Our Insurance Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends and make distributions. The inability of our Insurance Subsidiaries to pay dividends in an amount sufficient to enable us to meet our cash requirements at the holding company level could have a material adverse effect on our business and our ability to pay dividends.

Our ability to pay dividends may be limited by regulatory law.

Under Bermuda law, we will not be permitted to pay dividends on the Series D Preferred Shares (even if such dividends have been previously declared) if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due; or the realizable value of our assets would thereby be less than our liabilities or that we are or would after such payment be in breach of the Insurance Act 1978, the Insurance (Prudential Standards) Class 4 Solvency Requirement Rules, the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules, including the Enhanced Capital Requirement contained within such Rules, or the Group Enhanced Capital Requirement or under such other applicable rules and regulations as may from time to time be issued by the Bermuda Monetary Authority (or any successor agency or then applicable regulatory authority) pursuant to the terms of the Insurance Act 1978, or any successor legislation.

We are able to redeem the Series D Preferred Shares at our option at any time beginning on June 1, 2018 and under certain other circumstances but are under no obligation to do so.

The Series D Preferred Shares have no maturity date or redemption date. We may, at our option, on and after June 1, 2018, redeem some or all of the Series D Preferred Shares at any time at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption. We may also redeem the Series D Preferred Shares under certain circumstances before June 1, 2018 in whole at a redemption price of $26 per Series D Preferred Share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption. In addition, following the occurrence of a tax event or within 90 days following the occurrence of a capital redemption trigger date, each as described elsewhere in this prospectus supplement, we may redeem the Series D Preferred Shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption.

We do not need your consent in order to redeem the Series D Preferred Shares as described in the paragraph above. If we redeem your Series D Preferred Shares, you may not be able to invest the proceeds in an investment with a comparable return. You may not require us to redeem or repurchase the Series D Preferred Shares under any circumstances. However, our ability to redeem the Series D Preferred Shares is subject to regulatory approval.

The Series D Preferred Shares are equity and are subordinate to our existing and future indebtedness.

The Series D Preferred Shares are equity interests and do not constitute indebtedness. Consequently, the Series D Preferred Shares will rank junior to all of our indebtedness and other non-equity claims on us with respect to assets available to satisfy claims, including in the event of our liquidation, dissolution or winding up. As of March 31, 2013, our consolidated indebtedness was $995.4 million. We may incur additional indebtedness in the future. In addition, our existing and future indebtedness may restrict payments of dividends on the Series D Preferred Shares. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of the Series D Preferred Shares (1) dividends are payable only if and when declared by our board of directors and (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds.

The Series D Preferred Shares may not have an active trading market.

The Series D Preferred Shares are a new issue with no established trading market. We intend to apply to list the Series D Preferred Shares on the NYSE; however, we cannot assure you that the Series D Preferred Shares will be approved for listing. If the application is approved, trading of the Series D Preferred Shares on the NYSE is not expected to begin until after a 30-day period from the date of the initial delivery of the Series D Preferred Shares. If the Series D Preferred Shares are approved for listing, an active trading market on the NYSE may not develop, or, even if it does develop, may not continue, in which case the trading prices of the Series D Preferred Shares could be adversely affected and your ability to trade your shares may be limited. Even if a trading market does develop, it may not have significant liquidity, and transaction costs in such a market could be high. We have been advised by the underwriters that they intend to make a market in the Series D Preferred Shares, but the underwriters are not obligated to do so and may cease market-making activities, if commenced, at any time.

There is no limitation on our issuance of securities that rank on parity with the Series D Preferred Shares.

We may issue securities that rank on parity with the Series D Preferred Shares without limitation. The issuance of securities ranking on parity with the Series D Preferred Shares may reduce the amount recoverable by holders of the Series D Preferred Shares in the event of our liquidation, dissolution or winding-up.

We currently have outstanding 4,000,000 Series A Preferred Shares (representing $100 million aggregate liquidation preference), 28,430 Series B Preferred Shares (representing $3 million aggregate liquidation preference) and 16,000,000 Series C Preferred Shares (representing $400 million aggregate liquidation preference), each of which rank on parity with the Series D Preferred Shares.

The voting rights of holders of Series D Preferred Shares will be limited, and there are provisions in our charter documents that may further reduce the voting rights of our shares.

Holders of the Series D Preferred Shares will have no voting rights with respect to matters that generally require the approval of voting shareholders. The limited voting rights of holders of the Series D Preferred Shares include the right to vote as a class on certain matters described under “Description of the Series D Preferred Shares – Voting Rights.” In addition, if dividends on the Series D Preferred Shares have not been declared and paid for an aggregate amount equivalent to six dividend periods, whether or not for consecutive dividend periods, holders of the outstanding Series D Preferred Shares, together with holders of any other series of our preferred shares ranking equal with the Series D Preferred Shares with similar voting rights (including any outstanding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares), will be entitled to vote for the election of two additional directors to our board of directors subject to the terms and to the limited extent described under “Description of the Series D Preferred Shares – Voting Rights.” However, the voting rights exercisable by a shareholder of Series D Preferred Shares may be limited so that certain persons or groups are not deemed to hold 9.5% or more of the voting power conferred by our issued shares. Under these provisions, some shareholders may have the right to exercise their voting rights limited to less than one vote per share. Moreover, these provisions could have the effect of reducing the voting power of some shareholders who would not otherwise be subject to the limitation by virtue of their direct share ownership. In addition, our board of directors may limit a shareholder’s exercise of voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences.

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be limited pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate the shareholder’s voting rights.

The Series D Preferred Shares ratings may be downgraded.

We have sought to obtain a rating for the Series D Preferred Shares. However, if any ratings are assigned to the Series D Preferred Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series D Preferred Shares. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series D Preferred Shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series D Preferred Shares may not reflect all risks related to us and our business, or the structure or market value of the Series D Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series D Preferred Shares.

A classification of the Series D Preferred Shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase the Series D Preferred Shares.

The National Association of Insurance Commissioners, or the NAIC, may from time to time, in its discretion, classify securities in U.S. insurers’ portfolios as either debt, preferred equity or common equity instruments. The NAIC’s written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that the Series D Preferred Shares may be classified by NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk based capital (“RBC”) charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of the Series D Preferred Shares as common equity may adversely affect U.S. insurance companies that hold Series D Preferred Shares. In addition, a determination by the NAIC to classify the Series D Preferred Shares as common equity may adversely impact the trading of the Series D Preferred Shares in the secondary market.

The regulatory capital treatment of the Series D Preferred Shares may not be what we anticipate and we may vary the terms of the Series D Preferred Shares or exchange the Series D Preferred Shares for new securities without your consent or approval.

The Series D Preferred Shares are intended to constitute Tier 1 or Tier 2 capital in accordance with the group insurance requirements of the BMA. In order for the Series D Preferred Shares to qualify as Tier 1 or Tier 2 capital, the terms of the Series D Preferred Shares should reflect the criteria contained in the Insurance (Group Supervision) Rules published by the BMA in January 2012, including the group eligible capital rules, scheduled to come into effect on January 1, 2014. No assurance can be made that the BMA will deem that the Series D Preferred Shares constitute Tier 1 or Tier 2 capital under the group supervision rules. Among other reasons, we will be entitled to vary the terms of the Series D Preferred Shares to permit them to qualify as Tier 2 capital or exchange the Series D Preferred Shares for new securities that qualify as Tier 2 capital without your consent or approval in the event of a capital disqualification event, subject to the limitations described herein, as described in this prospectus supplement. See “Description of the Series D Preferred Shares — Substitution or Variation” in this prospectus supplement. In addition, within 90 days following the occurrence of a capital redemption trigger date, we may redeem the Series D Preferred Shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but not including, the date of redemption.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Series D Preferred Shares will be approximately $194.0 million (or $223.0 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and our portion of the offering expenses. We intend to use a portion of the net proceeds from this offering to redeem all of our outstanding Series A Preferred Shares. The 4,000,000 outstanding Series A Preferred Shares are redeemable at our option at a price of $25.00 per share plus declared and unpaid dividends, if any and upon prior written notice of not less than 30 nor more than 60 days. This prospectus supplement does not constitute a notice of redemption or an obligation to issue a notice of redemption.

We intend to use any remaining net proceeds for general corporate purposes, which may include the repurchase of a portion of our outstanding common shares pursuant to our previously authorized share repurchase program. At May 10, 2013, remaining authorization under the common share repurchase program approved by our Board of Directors was $634 million.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2013 on an actual basis and as adjusted to reflect this offering and the application of the net proceeds therefrom to redeem all of our outstanding Series A Preferred Shares, assuming no exercise of the underwriters’ over-allotment option.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At March 31, 2013
	Actual	As Adjusted
	(in thousands, except for share data)
Debt:
Letter of credit facility(1)	N/A	N/A
Revolving credit facility(2)	—	—
5.875% Senior Notes Due 2020	$495,569	$495,569
5.75% Senior Notes Due 2014	499,825	499,825

	995,394	995,394

Shareholders’ Equity:
Series A Preferred Shares ($0.0125 par value: 4,000,000 shares issued and outstanding)	100,000	—
Series B Preferred Shares ($0.0125 par value: 28,430 shares issued and outstanding)	2,843	2,843
Series C Preferred Shares ($0.0125 par value: 16,000,000 shares issued and outstanding)	400,000	400,000
Series D Preferred Shares offered hereby ($0.0125 par value; actual: nil, as adjusted: 8,000,000 shares issued and outstanding)	—	200,000
Common shares ($0.0125 par value: 173,594,843 shares issued and 116,305,903 outstanding)	2,168	2,168
Additional paid in capital(3)	2,199,092	2,196,154
Accumulated other comprehensive income	310,108	310,108
Retained earnings(4)	4,769,764	4,766,683
Treasury shares, at cost (57,288,940 shares)(5)	(1,894,545)	(1,894,545)

Total shareholders’ equity	$5,889,430	$5,983,411

Total Capitalization	$6,884,824	$6,978,805

(1)	Consists of a $750 million letter of credit facility, dated as of May 14, 2010 and which may be terminated by the counterparty on December 31, 2013. As of March 31, 2013, there were $407 million letters of credit outstanding under the letter of credit facility.

(2)	Consists of a four-year $250 million credit facility, dated as of March 26, 2013. As of March 31, 2013, there were no letters of credit or borrowings outstanding under the credit facility.

(3)	Adjusted for estimated issue costs related to the offering of the Series D Preferred Shares and the redemption of the Series A Preferred Shares.

(4)	Adjusted for estimated loss in relation to the redemption of Series A Preferred Shares.

(5)	Net proceeds from the sale of Series D Preferred Shares in excess of the amount used to redeem Series A Preferred Shares may be used to repurchase a portion of our outstanding common shares.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and the assumed interest component of rent expense (approximated to be 33 1/3%). Preferred share dividends have been tax effected at a 0% rate because it is presumed they will be funded from a Bermuda entity.

	Three Months Ended March 31, 2013	Years Ended
		2012	2011	2010	2009	2008
Ratio of earnings to fixed charges and preferred share dividends	13.0x	5.8x	1.2x	10.0x	8.1x	6.2x

DESCRIPTION OF THE SERIES D PREFERRED SHARES

The following description of the terms of the Series D Preferred Shares supplements the description of the general terms and provisions of the preference shares set forth under “Description of Our Share Capital—Preference Shares” in the accompanying prospectus. The following summary of the terms of the Series D Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations creating the Series D Preferred Shares, which will be included as an exhibit to reports that we file with the SEC. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus. As used in this section, “we,” “us,” “our” and “AXIS Capital” mean AXIS Capital Holdings Limited and do not include its subsidiaries.

General

We are authorized to issue up to an aggregate of 800,000,000 shares, par value U.S. $0.0125 per share, including both common and preference shares. As of March 31, 2013, we had 116,306,000 common shares outstanding and an aggregate of 20,028,430 preference shares outstanding. See “Description of Our Share Capital” in the accompanying prospectus.

The Series D Preferred Shares will rank senior to our junior stock (as defined under “— Dividends”) and equally with each other series of our parity stock (as defined under “— Dividends”) with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. At present, we have no issued shares that are senior to the Series D Preferred Shares with respect to payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up.

We have issued three series of preference shares, the Series A Preferred Shares, with an aggregate liquidation preference of $100 million as of March 31, 2013, the Series B Preferred Shares, with an aggregate liquidation preference of $3 million as of March 31, 2013 and the Series C Preferred Shares, with an aggregate liquidation preference of $400 million as of March 31, 2013, that are on parity with the Series D Preferred Shares with respect to payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up. Our board of directors may from time to time create and issue new junior shares and parity shares of other series without the approval of the holders of the Series D Preferred Shares and fix their relative rights, preferences and limitations.

We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after satisfaction of indebtedness and other non-equity claims). The Series D Preferred Shares will be fully-paid and nonassessable when issued.

Holders of the Series D Preferred Shares will not have preemptive or subscription rights to acquire more of our capital stock.

The Series D Preferred Shares will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of ours or our property or assets. The Series D Preferred Shares have no stated maturity and will not be subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other obligation of ours to redeem, repurchase or retire the Series D Preferred Shares.

Dividends

Dividends on the Series D Preferred Shares are non-cumulative. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, holders of the Series D Preferred Shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accumulate and will not be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our board of directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series D Preferred Shares.

Holders of Series D Preferred Shares will be entitled to receive, only when, as and if declared by our board of directors, out of funds legally available for the payment of dividends under Bermuda law, non-cumulative cash dividends from and including the original issue date, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2013, without accumulation of any undeclared dividends. To the extent declared, these dividends will accumulate, with respect to each dividend period, in an amount per share equal to 5.50% of the liquidation preference per annum (equivalent to $1.375 per share). Assuming an initial issue date of May 20, 2013, the dividend for the initial dividend period is expected to be $0.3858 per share. In the event that we issue additional Series D Preferred Shares after the original issue date, to the extent declared, dividends on such additional Series D Preferred Shares may accumulate from and including the original issue date or any other date we specify at the time such additional Series D Preferred Shares are issued.

Dividends will be payable to holders of record of the Series D Preferred Shares as they appear in our register of members on the applicable record date, which shall be the fifteenth day of the month preceding that dividend payment date or such other record date fixed by our board of directors that is not more than 60 nor less than 10 days prior to such dividend payment date. These dividend record dates will apply regardless of whether a particular dividend record date is a business day. As used in this prospectus supplement, “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series D Preferred Shares and will end on and exclude the September 1, 2013 dividend payment date. Dividends payable on the Series D Preferred Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day after the original dividend payment date, and no additional dividends will accumulate on the amount so payable from such date to such next succeeding business day.

So long as any Series D Preferred Shares remain outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series D Preferred Shares and parity stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:

•	no dividend shall be paid or declared on our common shares or any other shares of our junior stock, other than a dividend payable solely in our common shares or other junior stock; and

•

no common shares or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior stock for or into other junior stock or the exchange or conversion of one share of junior stock for or into another share of junior stock, (2) through the use of the proceeds of a substantially contemporaneous sale of junior stock) or (3) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants.

When dividends are not paid or duly provided for in full on any dividend payment date upon the Series D Preferred Shares and any shares of parity stock, all dividends declared upon the Series D Preferred Shares and all such parity stock and payable on such dividend payment date shall be declared on a pro rata basis so that the respective amounts of such dividends shall bear the same ratio to each other as the full amount of dividends payable on the outstanding Series D Preferred Shares for such dividend period and the accumulated and unpaid dividends, or the full amount of dividends payable for such dividend period in the case of non-cumulative preferred stock, on all such parity stock bear to each other. In the case of any parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series D Preferred Shares, the measurement date for such parity stock shall be the dividend payment date falling within the related dividend period for the Series D Preferred Shares.

As used in this prospectus supplement, “junior stock” means any class or series of our capital stock that ranks junior to the Series D Preferred Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of AXIS Capital. Junior stock includes our common shares.

As used in this prospectus supplement, “parity stock” means any class or series of our capital stock that ranks equally with the Series D Preferred Shares as to payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of AXIS Capital. At present, our Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares are the only series of our capital stock that would be considered parity stock with the Series D Preferred Shares.

Certain Restrictions on Payment of Dividends

AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends or distributions to AXIS Capital.

Our operating subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends or distributions. For example, under the Insurance Act 1978 of Bermuda, dividends by a class 4 insurer, such as AXIS Specialty Bermuda, exceeding 25% of statutory capital and surplus are prohibited unless AXIS Specialty Bermuda files (at least seven days before payment of such dividends) with the Bermuda Monetary Authority an affidavit signed by two directors and the principal representative of the insurer declaring that the insurer will remain in compliance with the solvency margin and liquidity requirements of the Insurance Act 1978 after payment of such dividend.

The Bermuda Monetary Authority has issued notice to AXIS Specialty Bermuda that it will act as group supervisor and that it has designated AXIS Specialty Bermuda as the ‘designated insurer’ of the AXIS group of insurance companies. In accordance with the Group Supervision and Insurance Group Solvency Rules which came into effect on January 16, 2012, the AXIS insurance group is now required to prepare and submit annual audited group GAAP financial statements, annual group statutory financial statements, an annual group statutory financial return, an annual group capital and solvency return and quarterly group unaudited financial returns. Group enhanced capital requirements, the final terms of which remain subject to change, are expected to become effective on January 1, 2014.

Under Bermuda law, we will not be permitted to pay dividends on the Series D Preferred Shares (even if such dividends have been previously declared) if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due; or the realizable value of our assets would thereby be less than our liabilities or that we are or would after such payment be in breach of the Insurance Act 1978, the Insurance (Prudential Standards) Class 4 Solvency Requirement Rules, the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules, including the Enhanced Capital Requirement contained within such Rules, or the Group Enhanced Capital Requirement or under such other applicable rules and regulations as may from time to time be issued by the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act 1978, or any successor legislation.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of AXIS Capital, holders of the Series D Preferred Shares are entitled to receive out of our assets legally available for distribution to shareholders, after satisfaction of indebtedness and other non-equity claims, if any, a liquidation preference in the amount of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date fixed for distribution, without accumulation of any undeclared dividends, before any distribution of assets is made to holders of our common shares, or any of our other shares of stock ranking junior to the Series D Preferred Shares. Holders of the Series D Preferred Shares will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if our assets are not sufficient to pay the liquidation preference in full to all holders of the Series D Preferred Shares and all holders of any parity stock, the amounts paid to the holders of the Series D Preferred Shares and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. If the liquidation preference has been paid in full to all holders of the Series D Preferred Shares and any holders of parity stock, the holders of our other capital stock shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

A consolidation, amalgamation, merger, arrangement or reconstruction involving AXIS Capital or the sale or transfer of all or substantially all of the shares of capital stock or the property or business of AXIS Capital will not be deemed to constitute a liquidation, dissolution or winding-up of AXIS Capital.

Redemption

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to (a) funds otherwise available for dividends or distributions or (b) out of the company’s share premium account before the redemption date.

Under Bermuda law, no redemption may be made by us if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due; or the realizable value of our assets would thereby be less than our liabilities or that we are or would after such payment be in breach of the Insurance Act 1978, the Insurance (Prudential Standards) Class 4 Solvency Requirement Rules, the Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules, including the Enhanced Capital Requirement or the Group Enhanced Capital Requirement contained within such Rules, or under such other applicable rules and regulations as may from time to time be issued by the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act 1978, or any successor legislation. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than our liabilities.

Our ability to effect a redemption of the Series D Preferred Shares is subject to regulatory approval.

Our ability to effect a redemption of the Series D Preferred Shares may be subject to the performance of our subsidiaries. Distribution to us from our insurance subsidiaries will also be subject to applicable insurance laws and regulatory constraints.

The Series D Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. The Series D Preferred Shares are not redeemable prior to June 1, 2018, except as described below. The Series D Preferred Shares will be redeemable at our option, in whole or in part, upon not less than 30 nor more than 60 days, prior written notice, at a redemption price equal to $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends:

(i) at any time following the occurrence of a tax event (as defined below);

(ii) at any time within 90 days following the occurrence of the date (a “capital redemption trigger date”) on which we have reasonably determined that, as a result of (a) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Series D Preferred Shares; (b) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Series D Preferred Shares; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series D Preferred Shares, a “capital disqualification event” (as defined below) has occurred; provided that any such redemption in part may only be made if (x) we have reasonably determined that the portion of the Series D Preferred Shares to be redeemed are the subject of the capital disqualification event and (y) after giving effect to such redemption, we have reasonably determined that a capital disqualification event will not exist with respect to the then-outstanding Series D Preferred Shares and such redemption will not result in the suspension or removal of the Series D Preferred Shares from NYSE listing; and

(iii) on and after June 1, 2018.

As used in this prospectus supplement, “tax event” means a “change in tax law” that, in our reasonable determination, results in a substantial probability that we or any entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets would be required to pay any additional amounts (as defined below) with respect to the Series D Preferred Shares.

As used in this prospectus supplement, “change in tax law” means (a) a change in or amendment to laws, regulations or rulings of any relevant taxing jurisdiction (as defined below), (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any relevant taxing jurisdiction is party after the date of this prospectus supplement, or (d) a decision rendered by a court of competent jurisdiction in any relevant taxing jurisdiction, whether or not such decision was rendered with respect to AXIS Capital, in each case, described in (a)-(d) above occurring after the date of this prospectus supplement. As used in this prospectus supplement, a “relevant taxing jurisdiction” is (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which AXIS Capital or its dividend disbursing agent are making payments on the Series D Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which AXIS Capital or a successor corporation is organized or generally subject to taxation on a net income basis or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

As used in this prospectus supplement, “capital adequacy regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then applicable capital adequacy regulations).

As used in this prospectus supplement, a “capital disqualification event” has occurred if the Series D Preferred Shares cease to qualify, in whole or in part (including as a result of any transitional or grandfathering provisions), for purposes of determining our solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of AXIS Capital or any member thereof, where subdivided into tiers, as Tier 1 or Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority), which includes our individual and group Enhanced Capital Requirements under the Bermuda Monetary Authority’s capital regulations, except as a result of any applicable limitation on the amount of such capital. For the avoidance of doubt, a capital disqualification event shall not be deemed to have occurred so long as the Series D Preferred Shares qualify as either Tier 1 or Tier 2 capital securities as described above.

At any time prior to June 1, 2018, if we submit to the holders of our common shares a proposal for an amalgamation or merger or if we submit any proposal for any other matter that requires, as a result of a change in Bermuda law after the date of this prospectus supplement, for its validation or effectuation an affirmative vote of the holders of the Series D Preferred Shares at the time outstanding, whether voting as a separate series or together with any other series or class of preference shares as a single class, we will have the option, upon not less than 30 nor more than 60 days prior written notice, to redeem all of the outstanding Series D Preferred Shares for cash at a redemption price of $26 per Series D Preferred Share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends.

Holders of the Series D Preferred Shares will have no right to require the redemption or repurchase of the Series D Preferred Shares.

If the Series D Preferred Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series D Preferred Shares to be redeemed within the time period provided above; provided that, if the Series D Preferred Shares are held in book-entry form through The Depository Trust Company, or DTC, we may give such notice in any manner permitted by DTC. Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of Series D Preferred Shares to be redeemed and, if less than all the Series D Preferred Shares held by such holder are to be redeemed, the number of such Series D Preferred Shares to be redeemed from such holder;

•	the redemption price or the methodology for determining the redemption price; and

•	the place or places where holders may surrender certificates evidencing the Series D Preferred Shares for payment of the redemption price.

If notice of redemption of any Series D Preferred Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of the Series D Preferred Shares so called for redemption, then, from and after the redemption date, dividends will cease to accumulate on such Series D Preferred Shares, such Series D Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such Series D Preferred Shares will terminate, except the right to transfer the Series D Preferred Shares prior to the redemption date and the right to receive the redemption price.

In case of any redemption of only part of the Series D Preferred Shares at the time outstanding, the Series D Preferred Shares to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable.

Additional Amounts

We will make all payments on the Series D Preferred Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of any relevant taxing jurisdiction or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any relevant taxing jurisdiction). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series D Preferred Shares such additional amounts (the “additional amounts”) as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in the Certificate of Designations to be then due and payable. We will not be required to pay any additional amounts for or on account of:

(a) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder (i) was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Series D Preferred Shares or (ii) presented, where presentation is required, such Series D Preferred Shares for payment more than 30 days after the relevant date (as defined below), except to the extent that the holder would have been entitled to such additional amounts if it had presented such Series D Preferred Shares for payment on any day within that 30-day period. The “relevant date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys has been so received and is available for payment to holders, and notice to that effect shall have been duly given to the holders of the Series D Preferred Shares;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;

(c) any tax, fee, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Series D Preferred Shares;

(d) any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series D Preferred Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, citizenship, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(e) any withholding or deduction required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000 and 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such European Union Directive; or

(f) any combination of items (a), (b), (c), (d) and (e).

In addition, we will not pay additional amounts with respect to any payment on any such Series D Preferred Shares to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity or a person other than the sole beneficial owner of such Series D Preferred Shares if such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the Series D Preferred Shares.

If there is a substantial probability that we or any successor corporation would be required to pay any additional amounts as a result of a change in tax law occurring after the date of this prospectus supplement, we will also have the option to redeem the Series D Preferred Shares. See “— Redemption” above.

Substitution or Variation

In lieu of redemption, at any time following a tax event or at any time following a capital disqualification event, we may, without the consent of any holders of the Series D Preferred Shares, vary the terms of the Series D Preferred Shares such that they remain securities, or exchange the Series D Preferred Shares with new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Series D Preferred Shares as a result of a change in tax law, and (ii) in the case of a capital disqualification event, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of AXIS Capital or any member thereof, where subdivided into tiers, qualify as Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority), which includes our individual and group Enhanced Capital Requirements. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Series D Preferred Shares prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, any payment of dividend on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by the Company) or currency of, the Series D Preferred Shares, reduce the liquidation preference thereof, dividend payable, lower the ranking of the securities, reduce the voting threshold for the issuance of senior stock or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the Certificate of Designations), but unpaid with respect to such holder’s securities.

Prior to any variation or exchange, we will be required to receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners of the Series D Preferred Shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for United States federal income tax purposes as a result of such variation or exchange and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred.

Any variation or exchange of the Series D Preferred Shares described above will be made after notice is given to the holders of the Series D Preferred Shares not less than 30 nor more than 60 days prior to the date fixed for variation or exchange, as applicable.

Voting Rights

Except as provided below, the holders of the Series D Preferred Shares will have no voting rights.

Whenever dividends payable on Series D Preferred Shares have not been declared by the board of directors and paid for an aggregate amount equivalent to six full dividend periods (whether or not consecutive) on all of the Series D Preferred Shares or any class or series of parity stock then outstanding, the holders of the Series D Preferred Shares, together with the holders of each such class or series of parity stock, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors. We will use our best efforts to effectuate the election or appointment of these two directors.

Whenever dividends on the Series D Preferred Shares and the parity stock then outstanding have been paid in full, or declared and sufficient funds have been set aside, for at least four dividend periods, the right of holders of the Series D Preferred Shares and the parity stock to be represented by directors will cease (but subject always to the same provision for the vesting of such rights in the case of any future suspension of payments in an amount equivalent to dividends for six full dividend periods whether or not consecutive), and the terms of office of the additional directors elected or appointed to the board of directors will terminate.

At any time when such special voting power has vested in the holders of the Series D Preferred Shares and the parity stock as described in the preceding paragraph, such right may be exercised initially either at a special meeting of the holders of the Series D Preferred Shares and parity stock or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. At any time when such special right has vested, our chairman or president will, upon the written request of the holders of record of at least 10% of the Series D Preferred Shares and the parity stock then outstanding addressed to our secretary, call a special general meeting of the holders of the Series D Preferred Shares and parity stock for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to our bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting is not called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of the Series D Preferred Shares and the parity stock then outstanding may designate in writing one of their number to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate. Any holder of the Series D Preferred Shares and the parity stock will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of shareholders.

At any annual or special general meeting at which the holders of the Series D Preferred Shares and the parity stock have the special right to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of the Series D Preferred Shares and the parity stock will be required to constitute a quorum for the election of any director by the holders of the Series D Preferred Shares and the parity stock, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of the Series D Preferred Shares and the parity stock will not prevent the election of directors other than those to be elected by the Series D Preferred Shares and the parity stock, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by the Series D Preferred Shares and the parity stock, voting as a class.

During any period in which the holders of the Series D Preferred Shares and the parity stock have the right to vote as a class for directors as described above, any vacancies in our board of directors will be filled by vote of a majority of our board of directors pursuant to our bye-laws. During such period, the directors so elected by the holders of the Series D Preferred Shares and the parity stock will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law, rule or regulation to continue in office for a longer period, until termination of the right of the holders of the Series D Preferred Shares and the parity stock to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of the Series D Preferred Shares and the parity stock to vote as a class for directors as provided herein, the terms of office of the directors then in office so elected by the holders of the Series D Preferred Shares and the parity stock will terminate.

Except as set forth above under “— Substitution or Variation,” without the written consent of the holders of at least 75% of the Series D Preferred Shares at the time outstanding or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the Series D Preferred Shares at which a quorum (consisting of the presence, in person or by proxy, of the holders of 50% of the Series D Preferred Shares) is present, we may not take any action that would vary the rights attached to the Series D Preferred Shares or effect any amalgamation that would vary the rights of the Series D Preferred Shares. Without the written consent, or the sanction of a resolution passed at a separate meeting, of the holders of at least 67% of the Series D Preferred Shares at the time outstanding, we may not authorize any creation or increase in the issued amount of, any shares of any series or any security convertible into shares of any series ranking prior to the Series D Preferred Shares with respect to payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up of the Company.

We may create and issue additional series of parity stock and junior stock without the consent of any holder of the Series D Preferred Shares. Holders of the Series D Preferred Shares are not entitled to vote on any sale of all or substantially all of the assets of AXIS Capital.

On any item on which the holders of the Series D Preferred Shares are entitled to vote, such holders will be entitled to one vote for each Series D Preferred Share held.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series D Preferred Shares to effect such redemption.

Conversion

The Series D Preferred Shares are not convertible into or exchangeable for any other securities or property of AXIS Capital.

Limitations on Transfer and Ownership

Holders of the Series D Preferred Shares only have the right to vote in limited circumstances, as set forth above under “— Voting Rights.” Pursuant to a mechanism specified in our bye-laws, the voting rights exercisable by a shareholder may be limited. In any situation in which (1) the “controlled shares” (as defined below) of a U.S. Person (as defined below) would constitute 9.5% or more of the votes conferred by our issued shares and such U.S. Person would be generally required to recognize income with respect to us under Section 951(a)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), if we were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5% or (2) the shares held by a Direct Foreign Shareholder Group (as defined below) would constitute 9.5% or more of the votes conferred by our issued shares, the voting rights exercisable by a shareholder with respect to such shares will be limited so that no U.S. Person or Direct Foreign Shareholder Group is deemed to hold 9.5% or more of the voting power conferred by our shares. In addition, our board of directors may limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences to us, our subsidiaries, any shareholders or their affiliates.

“Controlled shares” include, among other things, all shares that a U.S. Person owns directly, indirectly or constructively (within the meaning of Section 958 of the Code).

A “Direct Foreign Shareholder Group” includes a shareholder or group of commonly controlled shareholders that are not U.S. Persons.

“U.S. Person” means: (1) a citizen or resident of the United States, (2) a partnership or corporation, or entity treated as a corporation or partnership, created or organized in or under the laws of the United States, or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. Our bye-laws also provide that shareholders will be notified of their voting interests prior to any vote to be taken by the shareholders.

Listing of the Series D Preferred Shares

We intend to apply to list the Series D Preferred Shares on the NYSE under the symbol “AXSprD.” We expect that, if the application is approved, trading of the Series D Preferred Shares on the NYSE will commence within a 30-day period after initial delivery of the Series D Preferred Shares.

Transfer Agent

The transfer agent for the Series D Preferred Shares is Computershare, whose principal executive office is located at 480 Washington Boulevard, Jersey City, NJ 07310.

BOOK-ENTRY; DELIVERY AND FORM

The Series D Preferred Shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the Series D Preferred Shares except in limited circumstances. The global securities will be issued to DTC, the depository for the Series D Preferred Shares, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Series D Preferred Shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Neither we nor the underwriters take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.

When you purchase Series D Preferred Shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the Series D Preferred Shares on DTC’s records. Since you actually own the Series D Preferred Shares, you are the beneficial owner and your ownership interest will only be recorded in the direct (or indirect) participants’ records. DTC has no knowledge of your individual ownership of the Series D Preferred Shares. DTC’s records only show the identity of the direct participants and the amount of the Series D Preferred Shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.

We will wire dividend payments to DTC’s nominee and we will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.

Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial owner.

It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amounts, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Series D Preferred Shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

Series D Preferred Shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the Series D Preferred Shares to be represented by global securities.

If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the Series D Preferred Shares at its corporate office.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary of the taxation of an investment in our Series D Preferred Shares is for general information only. This summary is based upon current law. Legislative, judicial or administrative changes, interpretations, clarifications or pronouncements may be forthcoming that could affect this summary, possibly, on a retroactive basis. We cannot be certain if, when or in what form such guidance may be provided and whether such guidance will have a retroactive effect. This summary does not address the taxation of an investment in any securities other than our Series D Preferred Shares. The tax treatment of a holder of our Series D Preferred Shares, or of a person treated as a holder of Series D Preferred Shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular situation. Prospective investors should carefully examine this prospectus supplement and the accompanying prospectus and should consult their professional advisors concerning the possible tax consequences of an investment in the Series D Preferred Shares under the laws of their countries of citizenship, residence or domicile.

The following summary sets forth certain U.S. federal income tax considerations related to the purchase, ownership and disposition of our Series D Preferred Shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase Series D Preferred Shares in this offering, who do not own (directly or indirectly through foreign entities or constructively) shares of AXIS Capital prior to this offering and who hold their Series D Preferred Shares as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and as beneficial owners. The following discussion is only a discussion of certain U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to shareholders who may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, traders that adopt a mark-to-market method of tax accounting, tax-exempt organizations, expatriates, partnerships or other pass-through entities (and investors in such entities), persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, persons who are considered with respect to any of us as 10% U.S. Shareholders (as defined below) or persons who hold our Series D Preferred Shares as part of a hedging or conversion transaction or as part of a short-sale or straddle. This discussion is based upon the Code, the U.S. Treasury regulations proposed and promulgated thereunder and any relevant administrative rulings and pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or any non-U.S. tax laws that may be applicable to our Series D Preferred Shares or the holders of our Series D Preferred Shares and does not address the 3.8% Medicare tax on net investment income or any aspect of U.S. federal taxation other than income taxation.

If a partnership (or other entity treated as a partnership) holds our Series D Preferred Shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Series D Preferred Shares, you should consult your tax advisors.

For purposes of this discussion, the term “U.S. Person” means (1) an individual citizen or resident of the United States, (2) a corporation or partnership, or entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Taxation of Distributions.    Subject to the discussions below relating to the potential application of the controlled foreign corporation (“CFC”), related person insurance income (“RPII”) and passive foreign investment company (“PFIC”) rules, cash distributions, if any, made with respect to our Series D Preferred Shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of AXIS Capital (as computed using U.S. tax principles). With respect to non-corporate U.S. Persons, certain dividends received from a qualified foreign corporation may be treated as “qualified dividend income” eligible for taxation at long-term capital gain rates. A foreign corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. Treasury Department guidance indicates that our Series D Preferred Shares, which we intend to list on the NYSE, will be readily tradable on an established securities market in the United States upon such listing. There can be no assurance that our Series D Preferred Shares will be considered readily tradable on an established securities market in later years. Non-corporate shareholders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Dividends paid by us to corporate holders will not be eligible for the dividends received deduction. To the extent cash distributions, if any, made with respect to our Series D Preferred Shares exceed AXIS Capital’s earnings and profits, they will be treated first as a return of the shareholder’s basis in their Series D Preferred Shares to the extent thereof, and then as gain from the sale of a capital asset.

Legislation has been introduced in Congress that, if enacted in its present form, would preclude dividends paid on our Series D Preferred Shares from qualifying as qualified dividend income even if the Series D Preferred Shares are readily tradable on an established securities market in the United States.

Dividends that exceed certain thresholds in relation to your tax basis in the Series D Preferred Shares could be characterized as an “extraordinary dividend” under the Code. A non-corporate shareholder of our Series D Preferred Shares that receives an extraordinary dividend will be required to treat any losses on the sale of our Series D Preferred Shares as long-term capital losses to the extent of the extraordinary dividends such shareholder receives that are treated as qualified dividend income.

Classification of AXIS Capital or its Non-U.S. Subsidiaries as Controlled Foreign Corporations.    Each 10% U.S. Shareholder (as defined below) of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the taxable year that the foreign corporation is a CFC, must include in its gross income for U.S. federal income tax purposes its pro-rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. “Subpart F income” of a foreign insurance corporation typically includes foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC’s country of incorporation. A foreign corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., “constructively”)) more than 50% of the total combined voting power of all classes of voting shares of such foreign corporation, or more than 50% of the total value of all shares of such corporation. For purposes of taking into account insurance income, which is a category of subpart F income, the term CFC also includes a foreign corporation in which more than 25% of the total combined voting power of all classes of shares or more than 25% of the total value of all the shares is owned by 10% U.S. Shareholders, on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration that constitutes insurance income for purposes of determining “subpart F income” exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. A “10% U.S. Shareholder” is a U.S. Person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of shares entitled to vote of the foreign corporation.

We believe that because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person who acquires shares of AXIS Capital directly or indirectly through one or more foreign entities should be treated as owning (directly, indirectly through foreign entities, or constructively), 10% or more of the total voting power of all classes of shares of AXIS Capital or any of its non-U.S. subsidiaries. It is possible, however, that the Internal Revenue Service (the “IRS”) could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

The RPII CFC Provisions.    The following discussion generally is applicable only if the RPII of any of AXIS Specialty Bermuda, AXIS Re SE and AXIS Specialty Europe (each a “Non-U.S. Insurance Subsidiary”), determined on a gross basis, is 20% or more of such company’s gross insurance income for the taxable year and the 20% Ownership Exception (as defined below) is not met. The following discussion generally would not apply for any fiscal year in which such company’s RPII falls below the 20% threshold or the 20% Ownership Exception is met. Although we cannot be certain, AXIS Capital believes that each of the Non-U.S. Insurance Subsidiaries meets the 20% Ownership Exception or the gross RPII of such Non-U.S. Insurance Subsidiary as a percentage of its gross insurance income was in prior years of operations and will be for the foreseeable future below the 20% threshold for each tax year. Additionally, as AXIS Capital is not licensed as an insurance company, we do not anticipate that AXIS Capital will have insurance income, including RPII.

RPII is any “insurance income” (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII shareholder” (as defined below) or a “related person” (as defined below) to such RPII shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract that would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. For purposes of inclusion of the RPII of a Non-U.S. Insurance Subsidiary in the income of RPII shareholders, unless an exception applies, the term “RPII shareholder” means any U.S. Person who owns (directly or indirectly through foreign entities) any amount of AXIS Capital’s shares. Generally, the term “related person” for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons that control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of shares applying certain constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the shares of the corporation. Each Non-U.S. Insurance Subsidiary will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through foreign entities or constructively) 25% or more of the shares of AXIS Capital by vote or value.

Where none of the exceptions below applies to a Non-U.S. Insurance Subsidiary, each U.S. Person directly or indirectly through foreign entities owning any shares in AXIS Capital (and therefore, indirectly, in each Non-U.S. Insurance Subsidiary) on the last day of AXIS Capital’s taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of the company or companies, as the case may be, that failed to qualify for the exception for the portion of the taxable year during which the Non-U.S. Insurance Subsidiary was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons at that date, but limited by each such U.S. Person’s share of such Non-U.S. Insurance Subsidiary’s current-year earnings and profits as reduced by the U.S. Person’s share, if any, of certain prior-year deficits in earnings and profits. Such inclusion should be further limited to the amount such U.S. Person would be required to include in its gross income under section 951(a)(2) of the Code if all of the taxable income of such Non-U.S. Insurance Subsidiary for the taxable year were subpart F income. The amount of RPII includible in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

RPII Exceptions.    The special RPII rules do not apply to a Non-U.S. Insurance Subsidiary if (1) direct and indirect insureds and persons related to such insureds, whether or not U.S. Persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of AXIS Capital (the “20% Ownership Exception”), (2) RPII, determined on a gross basis, is less than 20% of gross insurance income of the Non-U.S. Insurance Subsidiary for the taxable year (the “20% Gross Income Exception”), (3) the Non-U.S. Insurance Subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII, and meets certain other requirements or (4) the Non-U.S. Insurance Subsidiary elects to be treated as a U.S. corporation and waives all treaty benefits and meets certain other requirements. Although the Non-U.S. Insurance Subsidiaries expect to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception or 20% Ownership Exception, we cannot be certain that we will achieve this result.

Computation of RPII.    To determine how much RPII a Non-U.S. Insurance Subsidiary has earned in each taxable year, the Non-U.S. Insurance Subsidiaries may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through foreign entities) shares of AXIS Capital and are U.S. Persons. AXIS Capital may not be able to determine whether any of the underlying direct or indirect insureds to which the Non-U.S. Insurance Subsidiaries provide insurance or reinsurance are shareholders or related persons to such shareholders. Consequently, AXIS Capital may not be able to determine accurately the gross amount of RPII earned by each Non-U.S. Insurance Subsidiary in a given taxable year. For any year in which the 20% Gross Income Exception and the 20% Ownership Exception do not apply, AXIS Capital may also seek information from its shareholders as to whether beneficial owners of shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. To the extent AXIS Capital is unable to determine whether a beneficial owner of shares is a U.S. Person, AXIS Capital may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders.

If, as expected, the 20% Gross Income Exception or 20% Ownership Exception is met for each taxable year, RPII shareholders will not be required to include RPII in their taxable income.

Apportionment of RPII to U.S. Holders.    Every RPII shareholder who owns Series D Preferred Shares on the last day of any taxable year of AXIS Capital in which the 20% Ownership Exception and 20% Gross Income Exception do not apply should expect that for such year the RPII shareholder will be required to include in gross income its share of such company’s RPII for the portion of the taxable year during which such company was a CFC under the RPII provisions, whether or not distributed, even though it may not have owned the shares throughout such period. A RPII shareholder who owns our Series D Preferred Shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of a Non-U.S. Insurance Subsidiary’s RPII.

Basis Adjustments.    A RPII shareholder’s tax basis in its Series D Preferred Shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder may exclude from income the amount of any distributions by AXIS Capital out of previously taxed RPII income. The RPII shareholder’s tax basis in its Series D Preferred Shares will be reduced by the amount of such distributions that are excluded from income.

Uncertainty as to Application of RPII.    The RPII provisions have never been interpreted by the courts or the Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the Treasury Department to prescribe “such regulations as may be necessary to carry out the purposes of this subsection, including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” Accordingly, the meaning of the RPII provisions and the application thereof to the Non-U.S.

Insurance Subsidiaries is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investor considering an investment in our Series D Preferred Shares should consult his tax advisor as to the effects of these uncertainties.

Information Reporting.    Under certain circumstances, U.S. Persons owning shares in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (1) a person who is treated as a RPII shareholder, (2) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the shares on the last day of that year and (3) under certain circumstances, a U.S. Person who acquires shares in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which AXIS Capital determines that the 20% Ownership Exception and 20% Gross Income Exception do not apply to one or more of its Non-U.S. Insurance Subsidiaries, and such subsidiaries have not elected to be taxed on their RPII as described above under clause (3) of “— RPII Exceptions”, then AXIS Capital will provide to all U.S. Persons registered as shareholders of its Series D Preferred Shares a completed IRS Form 5471 or the relevant information necessary to complete the form. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders.    Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII shareholder also must file IRS Form 5471 in the circumstances described above.

Dispositions of Our Shares.    Subject to the discussions below relating to redemptions and the potential application of the Code section 1248 and PFIC rules, U.S. Persons that hold our Series D Preferred Shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of our Series D Preferred Shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. The amount of gain or loss recognized generally will equal the amount realized upon the disposition of the Series D Preferred Shares (although any amount attributable to declared and unpaid dividends may be taxable as described above under “— Taxation of Distributions” to shareholders of record who have not previously included such dividends in income) less such shareholder’s adjusted tax basis in such Series D Preferred Shares. If the holding period for our Series D Preferred Shares exceeds one year, any gain or loss will be long-term capital gain or loss. Long-term capital gains of individuals and certain other non-corporate shareholders are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute “passive category income” for foreign tax credit limitation purposes.

If we redeem our Series D Preferred Shares, it generally would be a taxable event. A U.S. Person would be treated as if such shareholder had sold our Series D Preferred Shares if the redemption:

•	results in a complete termination of such shareholder’s stock interest in us;

•	is substantially disproportionate with respect to such shareholder; or

•	is not essentially equivalent to a dividend with respect to such shareholder.

In determining whether any of these tests has been met, shares of stock considered to be owned by such shareholder by reason of certain constructive ownership rules set forth in section 318 of the Code, as well as shares actually owned, must be taken into account.

If we redeem our Series D Preferred Shares in a redemption that meets one of the tests described above, a U.S. Person generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received (although any amount attributable to declared and unpaid dividends may be taxable as described above under “—Taxation of Distributions” to shareholders of record who have not previously included such dividends in income) less such shareholder’s adjusted tax basis in the Series D Preferred Shares redeemed. This gain or loss would be long-term capital gain or capital loss if the shareholder has held the Series D Preferred Shares for more than one year.

If a redemption does not meet any of the tests described above, a U.S. Person generally would be taxed on the cash and fair market value of the property such shareholder receives as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce such shareholder’s adjusted tax basis in the Series D Preferred Shares and thereafter would be treated as capital gain. If a redemption of the Series D Preferred Shares is treated as a distribution that is taxable as a dividend, a U.S. Person should consult with such shareholder’s own tax advisor regarding the allocation of such shareholder’s basis among the remaining Series D Preferred Shares.

Code section 1248 provides that if a U.S. Person sells or exchanges shares in a foreign corporation and such person owned, directly, indirectly through certain foreign entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). Code section 1248 also applies to the sale or exchange by a U.S. Person of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes regardless of whether the U.S. shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Existing proposed regulations do not address whether Code section 1248 would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Code section 1248 under the RPII rules should not apply to dispositions of our Series D Preferred Shares because AXIS Capital will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of our Series D Preferred Shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of our Series D Preferred Shares.

Passive Foreign Investment Companies.    In general, a foreign corporation will be a PFIC during a given year if (1) 75% or more of its gross income constitutes “passive income” (the “75% test”) or (2) 50% or more of its assets, determined on the basis of a quarterly average of the aggregate value of its assets, produce (or are held for the production of) passive income (the “50% test”). If AXIS Capital were characterized as a PFIC during a given year, U.S. Persons holding our Series D Preferred Shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an “excess distribution” with respect to, their Series D Preferred Shares, unless such persons made a “qualified electing fund election” or “mark-to-market” election. It is uncertain that AXIS Capital would be able to provide its shareholders with the information necessary for a U.S. Person to make a “qualified electing fund” election. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the Series D Preferred Shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the prior periods in which the foreign corporation was a PFIC and the shareholder owned the Series D Preferred Shares (the “Relevant PFIC Period”), computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken into income ratably for each day during the Relevant PFIC Period at the highest applicable tax rate on ordinary income on each such day. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by AXIS Capital to U.S.

shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for treatment as qualified dividend income if AXIS Capital were considered a PFIC in the taxable year in which such dividend is paid or in the preceding taxable year. A U.S. Person that is a shareholder in a PFIC may be subject to certain additional information reporting requirements, including the filing of an IRS Form 8621. U.S. Persons are urged to consult their own tax advisors regarding these requirements.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business” is not treated as passive income. The PFIC provisions also contain a look-through rule under which a foreign corporation shall be treated, for purposes of determining whether it is a PFIC, as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% of the value of the shares.

The insurance income exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect for purposes of the PFIC rules, that each of the Non-U.S. Insurance Subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, none of the income or assets of the Insurance Subsidiaries should be treated as passive. Further, we expect that the passive income and assets (other than the shares of any indirect AXIS Capital subsidiary) of any other AXIS Capital subsidiary will be de minimis in each year of operations with respect to the overall income and assets of AXIS Capital. Under the look-through rule AXIS Capital should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test. Accordingly, we believe that AXIS Capital has not been and should not be treated as a PFIC. We cannot be certain, however, as there are currently no regulations regarding the application of the PFIC provisions to an insurance company and new regulations or pronouncements interpreting or clarifying these rules may be forthcoming, that the IRS will not challenge this position and that a court will not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the PFIC rules.

Foreign Tax Credit.    Because it is anticipated that U.S. Persons will own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of our Series D Preferred Shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the “subpart F income,” RPII and dividends that are foreign source income will constitute “passive category income” for foreign tax credit limitation purposes. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Backup Withholding and Information Reporting.    Information returns may be filed with the IRS in connection with distributions on our Series D Preferred Shares and the proceeds from a sale or other disposition of our Series D Preferred Shares unless the holder of the shares establishes an exemption from the information reporting rules. A holder of Series D Preferred Shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or other exempt recipient and/or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

Certain U.S. Persons are required to report information relating to our Series D Preferred Shares, subject to certain exceptions (including an exception for Series D Preferred Shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold the Series D Preferred Shares. U.S. Persons are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the Series D Preferred Shares.

Proposed U.S. Tax Legislation.    It is possible that legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on our shareholders.

Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is a PFIC, or whether U.S. Persons would be required to include in their gross income the subpart F income or RPII of a CFC are subject to change, possibly on a retroactive basis. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Series D Preferred Shares by “employee benefit plans” (as defined in Section 3(3)) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) whether or not subject to Title I of ERISA, or any other plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Series D Preferred Shares of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the indicia of ownership, prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition of the Series D Preferred Shares by an ERISA Plan with respect to which we are or the underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Series D Preferred Shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Series D Preferred Shares should not be purchased by any person investing “plan assets” of any Plan, unless such purchase will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of the Series D Preferred Shares, each purchaser and subsequent transferee of the Series D Preferred Shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to purchase the Series D Preferred Shares constitutes assets of any Plan or (ii) the purchase of the Series D Preferred Shares by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Series D Preferred Shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase of the Series D Preferred Shares.

UNDERWRITING

AXIS Capital has entered into an underwriting agreement with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as representatives of the underwriters (the “Representatives”), pursuant to which, and subject to its terms and conditions, AXIS Capital has agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from AXIS Capital the respective number of Series D Preferred Shares set forth opposite their names in the following table.

Underwriters	Number of Series D Preferred Shares
Citigroup Global Markets Inc.	2,202,400
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,202,400
Wells Fargo Securities, LLC	2,203,200
Barclays Capital Inc.	232,000
BMO Capital Markets Corp.	232,000
Credit Agricole Securities (USA) Inc.	232,000
HSBC Securities (USA) Inc.	232,000
ING Financial Markets LLC	232,000
Lloyds Securities Inc.	232,000

Total	8,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Series D Preferred Shares are conditioned upon the delivery of legal opinions by their counsel and other conditions. The underwriters are obligated to purchase all the Series D Preferred Shares, if any Series D Preferred Shares are purchased, other than shares subject to the underwriters’ over-allotment option.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 1,200,000 additional Series D Preferred Shares at the public offering price listed on the cover of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option solely to cover any over-allotments, if any. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional Series D Preferred Shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of Series D Preferred Shares listed next to the names of all underwriters in the preceding table.

The underwriters have advised us that they intend to offer the Series D Preferred Shares initially at the public offering price shown on the cover page of this prospectus supplement and may offer the Series D Preferred Shares to certain dealers at the public offering price less a selling concession not to exceed $0.50 per share sold to retail accounts and $0.30 per share sold to institutional accounts. The underwriters may allow, and dealers may reallow, a concession on sales to other dealers not to exceed $0.45 per share. After the initial offering of the Series D Preferred Shares, the underwriters may change the public offering price and the concession and the reallowance to selected dealers.

We expect to deliver the Series D Preferred Shares against payment for the Series D Preferred Shares on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the Series D Preferred Shares (“T + 5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series D Preferred Shares on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Series D Preferred Shares initially will settle in T + 5, to specify alternative settlement arrangements to prevent a failed settlement.

AXIS Capital has agreed that for a period of 30 days from the date of this prospectus supplement, AXIS Capital will not, without the prior written consent of the Representatives, dispose of or hedge any of its preferred shares or any securities convertible into or exchangeable for its preferred shares. The Representatives, in their sole discretion, may release any of the securities subject to this lock-up agreement at any time without notice.

The underwriters have agreed to reimburse certain of AXIS Capital’s expenses in connection with this offering. We estimate that the expenses of this offering that are payable by AXIS Capital, including printing fees and legal and accounting expenses and giving effect to this reimbursement, but excluding the underwriting discount, will be approximately $360,000.

The following table shows the underwriting discount that AXIS Capital is to pay to the underwriters in connection with this offering. The underwriters have advised us that the underwriting discount will be $0.50 per Series D Preferred Share with respect to 2,215,000 Series D Preferred Shares sold to certain institutions. Therefore, to the extent of such sales, the actual total underwriting discount will be less than the amounts shown in the table below and the actual total net proceeds to us will be greater than the amounts described in this prospectus supplement.

	No Exercise	Full Exercise(1)
Per share	$0.7875	$0.7875
Total	$6,300,000	$7,245,000

(1)	Reflects full exercise of the underwriters’ option to purchase 1,200,000 additional Series D Preferred Shares and assumes the sale of all over-allotment shares to retail investors for which the underwriters would receive an underwriting discount of $0.7875 per Series D Preferred Share.

New Issue of Shares

The Series D Preferred Shares are a new issue of securities with no established trading market. We have applied to have the Series D Preferred Shares listed on the NYSE under the symbol “AXSprD.” We expect that, if the application is approved, trading of the Series D Preferred Shares on the NYSE will commence within a 30-day period after initial delivery of the Series D Preferred Shares. The underwriters have advised us that they presently intend to make a market in the Series D Preferred Shares as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Series D Preferred Shares, and they may discontinue this market-making at any time in their sole discretion. Accordingly, we cannot assure investors that there will be adequate liquidity or an adequate trading market for the Series D Preferred Shares.

Price Stabilization and Short Positions

The underwriters may engage in over-allotment and stabilizing transactions or purchases and passive market-making for the purpose of pegging, fixing or maintaining the price of the Series D Preferred Shares in accordance with Regulation M under the Exchange Act:

•

Over-allotment involves sales by the underwriters of Series D Preferred Shares in excess of the number of Series D Preferred Shares the underwriters are obligated to purchase, which creates a short position. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked short sales” are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. A naked short position can only be closed out by buying Series D Preferred Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Series D Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering;

•

Stabilizing transactions permit bids to purchase the Series D Preferred Shares so long as the stabilizing bids do not exceed a specified maximum. These stabilizing transactions may have the effect of raising or maintaining the market price of the Series D Preferred Shares or preventing or retarding a decline in the market price of the Series D Preferred Shares. As a result, the price of the Series D Preferred Shares may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representations or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series D Preferred Shares. In addition, neither we nor the underwriters make representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Indemnification

AXIS Capital has agreed to indemnify the underwriters against liabilities relating to the offering, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make for these liabilities.

Other Relationships

From time to time, the underwriters and their respective affiliates have directly or indirectly provided investment and/or commercial banking services to us for which they have received customary compensation and expense reimbursement. The underwriters and their respective affiliates may in the future provide similar services to us.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series D Preferred Shares offered hereby. Any such short positions could adversely affect future trading prices of the Series D Preferred shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Series D Preferred Shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

(a)    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

(c)    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Series D Preferred Shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Series D Preferred Shares to the public” in relation to any Series D Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series D Preferred Shares to be offered so as to enable an investor to decide to purchase or subscribe the Series D Preferred Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of Series D Preferred Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Series D Preferred Shares. Accordingly any person making or intending to make an offer in that Relevant Member State of Series D Preferred Shares which are the subject of the placement contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such offer. Neither the Company nor the underwriters have authorised, nor do they authorise, the making of any offer of Series D Preferred Shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (1) persons who are outside the United Kingdom or (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (3) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The Series D Preferred Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Series D Preferred Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Each underwriter has represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) in connection with the issue or sale of the Series D Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series D Preferred Shares in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Simpson Thacher & Bartlett LLP, New York, New York will represent us in connection with this offering. Conyers Dill & Pearman Limited, Hamilton, Bermuda has advised us on all matters of Bermuda law in connection with this offering. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and the related financial statement schedules incorporated into this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the effectiveness of AXIS Capital Holdings Limited’s internal control over financial reporting have been audited by Deloitte & Touche Ltd., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.axiscapital.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.

The information incorporated by reference is deemed to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below are incorporated by reference (other than information that is deemed, under SEC rules, not to have been filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013; and

•	our Current Reports on Form 8-K, filed on February 8, 2013, February 11, 2013, February 14, 2013 (item 8.01 only), February 25, 2013, March 29, 2013 and May 7, 2013.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and prior to the termination of this offering (other than information that is deemed, under SEC rules, not to have been filed) shall also be deemed to be incorporated into this prospectus supplement by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

AXIS Capital Holdings Limited

Attention: Corporate Secretary

92 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 405-2600

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference into this prospectus supplement.

PROSPECTUS

AXIS Capital Holdings Limited

Common Shares, Preference Shares, Depositary Shares, Debt Securities, Warrants, Purchase Contracts and Purchase Units

AXIS Specialty Finance LLC

Debt Securities Fully and Unconditionally Guaranteed by AXIS Capital Holdings Limited

We may offer, from time to time, common shares, preference shares, depositary shares, debt securities, warrants, contracts to purchase shares of our common shares or purchase units consisting of (1) a purchase contract; (2) warrants and/or (3) debt securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares) that would secure the holders’ obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract.

AXIS Specialty Finance LLC is a Delaware limited liability company. AXIS Specialty Finance LLC may offer, from time to time, debt securities. We will fully and unconditionally guarantee all payment obligations due on the debt securities issued by AXIS Specialty Finance LLC, as described in this prospectus and in an applicable prospectus supplement.

Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Investing in these securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K and/or our Quarterly Reports on Form 10-Q, if any.

Our common shares are listed on the New York Stock Exchange, Inc. (“NYSE”) under the trading symbol “AXS.”

Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2013.

PROSPECTUS SUMMARY

This prospectus is part of a joint registration statement filed by AXIS Capital Holdings Limited and AXIS Specialty Finance LLC with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf process, we and AXIS Finance (in the case of an offering of debt securities) may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we or AXIS Finance may offer. Each time we or AXIS Finance sell securities, we or AXIS Finance, as the case may be, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as the “Equity Securities” of the company (which includes our common shares) are listed on an “Appointed Stock Exchange” (which would include the NYSE). In addition, at the time of issue of each prospectus supplement relating to the issue of Securities of a Bermuda exempted company, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The Bermuda Monetary Authority and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

As used in this prospectus, references to the “Company,” “AXIS Capital,” “we,” “us” or “our” refer to the consolidated operations of AXIS Capital Holdings Limited and its direct and indirect subsidiaries and branches unless the context suggests otherwise. As used in this prospectus, references to “AXIS Finance” refer to AXIS Specialty Finance LLC.

References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless otherwise indicated or the context suggests otherwise.

i

RISK FACTORS

Investing in our securities involves risks. In addition to the risks discussed in the applicable prospectus supplement, you should carefully review the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus and in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. You should also carefully review the other risks and uncertainties discussed in the documents incorporated and deemed to be incorporated by reference in this prospectus and in any such prospectus supplement and free writing prospectus. The risks and uncertainties discussed in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our shares and any other securities we may issue.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “outlook,” “seeks,” “approximately” and “intend.” Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the caption “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus.

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, that prospectus supplement or such document incorporated by reference, as the case may be. We undertake no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED

AXIS Capital is a Bermuda-based holding company. AXIS Capital was incorporated on December 9, 2002. AXIS Specialty Limited commenced operations on November 20, 2001. AXIS Specialty Limited and its subsidiaries became wholly owned subsidiaries of AXIS Capital pursuant to an exchange offer consummated on December 31, 2002. We provide a broad range of specialty insurance and reinsurance on a worldwide basis through operating subsidiaries and branch networks based in Bermuda, the United States, Canada, Europe, Australia and Singapore. We also maintain marketing offices in Brazil, France and Spain. Our business consists of two distinct global underwriting platforms, AXIS Insurance and AXIS Reinsurance.

Our principal executive offices are located at 92 Pitts Bay Road, Pembroke HM 08, Bermuda, and our telephone number is (441) 496-2600.

AXIS FINANCE

AXIS Finance was formed in Delaware on March 12, 2010 as a limited liability company and is a direct wholly owned subsidiary of AXIS Specialty U.S. Holdings, Inc. and an indirect 100% owned subsidiary of AXIS Capital. AXIS Finance is a finance subsidiary without other material business activities. The principal executive office of AXIS Finance is 11680 Great Oaks Way, Suite 500, Alpharetta, GA 30022 and its telephone number is (678) 746-9000.

Copies of the certificate of formation and the limited liability company agreement will be included as exhibits to the registration statement of which this prospectus is a part.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us and AXIS Finance will be used for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

For purposes of computing the following ratios, earnings consist of income before income taxes plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and credit facility fees and the interest portion on rent expense (for this calculation, 33.3% represents a reasonable approximation of the interest factor).

	Years Ended December 31,
	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	9.1	1.9	16.4	16.8	13.1
Ratio of Earnings to Fixed Charges and Preferred Share Dividends(1)	5.8	1.2	10.0	8.1	6.2

(1)	Dividends have been tax effected at a 0% rate because it is presumed they will be funded from a Bermuda entity.

DESCRIPTION OF OUR SHARE CAPITAL

The following is a summary of the material provisions of our memorandum of association and bye-laws and the shareholders agreement among substantially all of our founding shareholders. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part. In this section, “we,” “us” and “our” refer to AXIS Capital and not any of our subsidiaries.

General

We are authorized to issue up to an aggregate of 800,000,000 shares, par value U.S. $0.0125 per share. As of February 2, 2013, there were (1) 122,225,077 common shares issued and outstanding, (2) 4,000,000 Series A preferred shares issued and outstanding, (3) 28,430 Series B preferred shares issued and outstanding and (4) 16,000,000 Series C preferred shares issued and outstanding.

Common Shares

Except as described below, our common shares have no pre-emptive rights or other rights to subscribe for additional common shares, no rights of redemption, conversion or exchange and no sinking fund rights.

Dividends

Holders of our common shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors.

Winding-Up or Distribution

In the event of winding-up or distribution, the holders of our common shares are entitled to receive at least the pro-rata portion of any cash distributed, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares.

Voting Rights

In general, and except as provided below, shareholders have one vote for each share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders.

However, pursuant to a mechanism specified in our bye-laws, the voting rights exercisable by a shareholder may be limited. In any situation in which the “controlled shares” (as defined below) of a “United States person” (as defined in the Internal Revenue Code of 1986, as amended, hereinafter referred to as the “Code”) would constitute 9.5% or more of the votes conferred by the issued shares and such United States person would generally be required to recognize income with respect to AXIS Capital under Section 951(a)(1) of the Code, if AXIS Capital were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%, the voting rights exercisable by a shareholder with respect to such shares shall be reduced so that no United States person is deemed to hold 9.5% or more of the voting power conferred by our shares. In addition, the voting power for a “Direct Foreign Shareholder Group” (as defined below) shall be reduced so that no Direct Foreign Shareholder Group is deemed to hold 9.5% or more of the voting power conferred by our shares. Our board of directors may also limit a shareholder’s voting rights where it deems it necessary to do so to avoid adverse tax, legal or regulatory consequences. “Controlled shares” includes, among other things, all shares that a United States person owns directly, indirectly or constructively (within the meaning of Section 958 of the Code). A “Direct Foreign Shareholder Group” includes a shareholder or group of commonly controlled shareholders that are not United States persons. This provision will not apply if a shareholder owns greater than 75% of our issued and outstanding shares.

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be limited pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole discretion, eliminate the shareholder’s voting rights.

Preference Shares

From time to time, pursuant to the authority granted by our bye-laws to issue shares up to the amount of our authorized share capital, our board of directors may create and issue one or more series of preference shares having such preferred, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of capital or otherwise, as we may by resolution of the shareholders determine. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable.

The particular rights and preferences of any preference shares will be described in a prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the preference shares being offered. We strongly encourage you to refer to our memorandum of association and bye-laws and any applicable certificate of designations for a complete understanding of the terms and conditions applicable to the preference shares.

A prospectus supplement will describe the terms of each class or series of preference shares we offer, including, to the extent applicable:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•

the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•

the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital shares, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Dividends

The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates, when and as declared by our board of directors and subject to Bermuda law and regulations. The dividends will accrue or be payable on each preference share from the first day of the dividend period in which such share is issued or from such other date as our board of directors may fix for such purpose. Dividends on preference shares may be cumulative or non-cumulative. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such preference amounts, if any, as may be payable in case of our liquidation, dissolution or winding up.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series that pay dividends on a cumulative basis or for the immediately preceding dividend period of the other class or series of preference shares that pay dividends on a non-cumulative basis. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding that pay dividends on a cumulative basis or for the immediately preceding dividend period on all of the preference shares then outstanding that pay dividends on a non-cumulative basis are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable or payable with respect to such dividend period, as applicable, on each class or series for all past dividend periods bear to the total dividends then accumulated and payable or payable with respect to such dividend period, as applicable, for all past dividend periods on all outstanding preference shares.

AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends or distributions to AXIS Capital. Our operating subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends or distributions.

Under the Insurance Act 1978 of Bermuda (the “Insurance Act”), AXIS Specialty Limited is required to maintain its statutory capital and surplus at levels equal to or in excess of its minimum liquidity ratio, its minimum solvency margin and its enhanced capital requirement. AXIS Specialty Limited may not declare or pay a dividend or distribution if such payment would cause it to no longer comply with its capital requirements under the Insurance Act.

In addition, as the AXIS group of insurance companies (the “AXIS Group”) is regulated by the Bermuda Monetary Authority for group supervision purposes, the AXIS Group is also required to maintain its group capital at a level equal to or in excess of its minimum group solvency margin. Beginning in 2014, the AXIS Group will also need to comply with its group enhanced capital requirement. The ability of AXIS Capital’s operating subsidiaries to declare and pay dividends and distributions will be conditional upon the AXIS Group continuing to comply with its group capital requirements.

As used in this prospectus, “regulatory capital adequacy event” means that our minimum solvency margin, capital adequacy ratios and/or any other comparable ratio, regulatory capital resource or level (applicable on an individual or group basis), or any equivalent terminology employed by the then-applicable capital adequacy regulations, is/are below the capital adequacy requirements imposed upon us by the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) pursuant to the then-applicable capital adequacy regulations which includes our ‘‘Enhanced Capital Requirements” (as defined in the Bermuda capital regulations) or any equivalent terminology employed by the then-applicable capital adequacy regulations.

As used in this prospectus, “capital adequacy regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations). See “Risk Factors” in our Annual Report on Form 10-K for the most recent fiscal year.

Dividends on the preference shares will have a preference over dividends on the common shares.

Liquidation, Dissolution or Winding Up

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets the liquidation preference with respect to that class or series of preference shares. If dividends on such class or series of preference shares are cumulative, holders will also receive an amount equal to all accrued but unpaid dividends thereon before any of our assets will be paid or distributed to holders of our common shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the full amounts due to the holders of all of the classes or series of preference shares then outstanding. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

The applicable prospectus supplement for any class or series of preference shares will state the terms, if any, on which such class or series of preference shares will be redeemable, whether in whole or in part, on a mandatory basis, at our option or at the option of the holder.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as our board of directors may determine, the shares to be redeemed, or will effect such redemption pro-rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.

Under Section 42 of the Bermuda Companies Act of 1981, as amended (the “Companies Act”), no redemption of shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities.

Conversion Rights

The terms of preference shares of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of preference shares upon conversion or exchange would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or our bye-laws.

Preference shares converted to common shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued common share capital.

Reissuance of Shares

Any preference shares retired by purchase or redemption, or otherwise acquired by us or converted into other shares, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares.

Voting Rights

Except as otherwise stated in the applicable prospectus supplement and in the certificate of designation establishing such series of preference shares or as required by applicable law, the holders of preference shares will have no general voting rights, which means that they will not be entitled to vote on matters submitted to a vote of our common shareholders.

The applicable prospectus supplement for a series may provide for special voting rights, including that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount or for an aggregate period specified in the applicable prospectus supplement, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors.

The applicable prospectus supplement for a series may also provide that rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act. The rights conferred upon the holders of the shares of any class issued with preference or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by our common shares.

Holders of preference shares would be entitled to vote in the event we were to merge into or amalgamate with another company. The approval of the holders of a majority of the preference shares would be required, voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

Restrictions in Event of Default in Dividends on Preference Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to redeem preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1)	we may not redeem less than all of the preference shares outstanding at such time unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special general meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2)	we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as our board of directors in its sole discretion, after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, determines (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3)	we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any shares of any other class of our shares ranking junior to the preference shares as to dividends and upon liquidation.

Pre-emptive Rights

No holder of preference shares, solely by reason of such holding, has or will have any pre-emptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Bye-laws

In addition to the provisions described above, the following provisions are a summary of some of the other important provisions of our bye-laws.

Our Board of Directors. Our bye-laws provide that our board of directors shall consist of between 9 and 16 members, or such number as determined by the shareholders. The current board of directors consists of 15 persons and is divided into three classes. Each director serves a three-year term, with termination staggered according to class. Shareholders may only remove a director for cause at an annual general meeting by the affirmative vote of shareholders holding a majority of the aggregate voting power of all of our issued and outstanding shares; provided that the notice of any such meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and shall be provided to that director at least 14 days before that meeting. Such vacancy may be filled by the shareholders at the meeting at which such director is removed. Vacancies on the board of directors can be filled by the board of directors if the vacancy occurs as a result of death, disability, disqualification or resignation of a director, from an increase in the size of the board of directors or from a vacancy left unfilled at a general meeting.

Shareholder Action. At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50% of the aggregate voting power of our shares shall constitute a quorum for the transaction of business. In general, any questions proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. In addition, most actions that may be approved by resolution of our shareholders in a general meeting may, without a meeting, be approved by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution.

Voting of Subsidiary Shares. If we are required or entitled to vote at a general meeting of any of our direct subsidiaries on matters other than appointment, removal and remuneration of auditors, approval of financial statements and reports thereon and remuneration of directors, our directors must refer the subject matter of the vote to our shareholders and seek authority from such shareholders as to how they should vote on the resolution proposed by the subsidiary. Substantially similar provisions are contained in the bye-laws or equivalent governing documents of most of our non-U.S. subsidiaries.

Amendment. Our bye-laws may only be amended by a resolution adopted by our board of directors and by resolution of our shareholders.

Restrictions on Transfer of Shares

Our board of directors may decline to register a transfer of any common shares or preference shares (1) if it appears to the board of directors, in its sole and reasonable discretion, after taking into account the limitations on voting rights contained in our bye-laws, that any non-de minimis adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders or their affiliates may occur as a result of such transfer or (2) subject to any applicable requirements of the NYSE, if a written opinion from counsel supporting the legality of the transaction under U.S. securities laws has not been provided or if any required governmental approvals have not been obtained.

Acquisition of Shares by Us

Under our bye-laws and subject to Bermuda law, if our board of directors determines that any shareholder’s ownership of common shares or preference shares may result in non-de minimis adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any of our shareholders or their affiliates, we have the option, but not the obligation, to require such shareholder to sell to us or to a third party to whom we assign the repurchase right the minimum number of common shares or preference shares that is necessary to avoid or cure any such adverse consequences at a price determined in the good faith discretion of the board of directors to represent the shares’ fair market value.

Issuance of Shares

Subject to our bye-laws and Bermuda law, our board of directors has the power to issue any of our unissued common shares or preference shares as it determines, including the issuance of any common shares or class or series of shares with preferred, deferred or other special rights.

The restrictions on transfer, voting restrictions, right to acquire shares and right to issue additional shares or a new class or series of shares described above may have the effect of delaying, deferring or preventing a change in control of AXIS Capital.

Anti-Takeover Provisions and Insurance Regulations Concerning Change of Control

Some of the provisions of our bye-laws as well as some insurance regulations concerning change of control could delay or prevent a change of control.

Differences in Corporate Law

The Companies Act, which applies to us, differs in some material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of some significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us that differ from provisions of the State of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors. Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on directors and officers of a company with respect to matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any director or officer, if it appears to a court that such director or officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such directors and officers. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer of us for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors. Under Bermuda law and our bye-laws, a transaction entered into by us in which a director has an interest will not be voidable by us, and such director will not be liable to us for any profit realized pursuant to such transaction; provided that the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which the director has an interest following a declaration of the interest pursuant to the Companies Act; provided that the director is not disqualified from doing so by the chairman of the meeting.

Under Delaware law, such a transaction would be voidable unless (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors or a committee of disinterested directors and the board of directors or committee in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the shareholders. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Dividends and Distributions. Bermuda law permits the declaration and payment of dividends and the making of distributions from contributed surplus by a company only if there are no reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities. The excess of the consideration paid on the issue of shares over the aggregate par value of such shares must (except in limited circumstances) be credited to a share premium account. Share premium may be distributed in limited circumstances, for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to pay dividends is subject to applicable Bermuda insurance laws and regulatory constraints. See “—Preference Shares—Dividends.”

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding shares of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the company and would be conducive to attaining the objectives contained within our memorandum of association. We may, with the approval of at least 75% of the votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate or merge with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation or merger, a shareholder who did not vote in favor of the amalgamation or merger may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair market value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive payment in the amount of the fair market value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer (other than shares held by or for the offeror or its subsidiaries) accept, the offeror may by notice in accordance with the Companies Act require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital shares. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations and mergers require the approval of the board of directors and, except in the case of amalgamations and mergers with and between wholly owned subsidiaries, a resolution of shareholders approved by a majority of at least 75% of the votes cast. If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from shareholders, and not by written consent, holding at least two-thirds of our outstanding common shares not owned by such interested shareholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets) with an interested shareholder for a period of three years from the time the person became an interested shareholder, unless we opted out of the relevant Delaware statute.

Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of stockholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of AXIS Capital, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that arise out of any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers. Under Bermuda law and our bye-laws, we may indemnify and secure harmless out of our assets our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) (the “Indemnitees”) from and against all actions, costs, charges, losses, damages or expenses incurred or suffered by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty (as determined in a final judgment or decree not subject to appeal) on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (1) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful. We may also advance moneys to the Indemnitees for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on the condition that any person to whom such moneys are advanced will repay the advance if any allegation of fraud or dishonesty is proved against such person.

Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers that is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include such a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Calling of Special Shareholders Meetings. Under our bye-laws, a special general meeting may be called by our President or by our Chairman. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of AXIS Capital as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye-laws to call a special meeting of shareholders.

Approval of Corporate Matters by Written Consent. Under our bye-laws and the Companies Act, shareholders may take action by written consent and pursuant to our bye-laws, 100% shareholders consent is required. Delaware law permits shareholders to take action by the consent in writing by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. The holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof who did not vote in favor of the amendment have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court.

Under Delaware law, amendment of the certificate of incorporation of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or otherwise adversely affect the rights or preference of any class of a company’s stock, Delaware law provides that the holders of the outstanding shares of such affected class should be entitled to vote as a class upon the proposed amendment, regardless of whether such holders are entitled to vote by the certificate of incorporation. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the shares entitled to vote, if so provided in the company’s certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class of shares.

Amendment of Bye-laws. Consistent with the Companies Act, AXIS Capital’s bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Listing

Our common shares are listed on the NYSE under the trading symbol “AXS.” Our preference shares may be listed from time to time as set forth in the applicable prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is Computershare Trust Company, N.A., whose principal executive office is located at 480 Washington Boulevard, 27th Floor, Jersey City, NJ 07310-1900. The transfer agent and registrar for each class or series of preference shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEPOSITARY SHARES

The following is a summary of the material provisions of the forms of depositary agreement and depositary receipt we may issue from time to time. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus is a part.

General

We may issue depositary shares that represent common shares or preference shares. The common shares or preference shares represented by depositary shares will be deposited under a deposit agreement among us, a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of depository receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable common shares or preference shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the common shares or preference shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

We may, at our option, elect to offer fractional shares of common shares or preference shares, rather than full common shares or preference shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a common share or share of a particular series of preference shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited common shares or preference shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited common shares or preference shares to the record holders of depositary shares relating to such common shares or preference shares, in proportion to the numbers of the depositary shares owned by such holders. The depositary will distribute dividends and other distributions only in an amount that can be distributed without attributing to any holder of depositary receipts a fraction of one cent. Any balance not so distributable will be held by the depositary and will be added to the next sum received by the depositary for distribution. The depositary will not be liable for interest on amounts held for later distribution.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

Subject to Bermuda law, if preference shares represented by depositary shares are to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preference shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable redemption price per share payable in respect of the preference shares so redeemed. Whenever we redeem preference shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preference shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro-rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related common shares or preference shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of the related common shares or preference shares on the basis set forth in the prospectus supplement for such depositary shares, but holders of such whole common shares or preference shares will not thereafter be entitled to deposit the common shares or preference shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Common Shares or Preference Shares

Upon receipt of notice of any meeting at which the holders of any deposited common shares or preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the common shares or preference shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the common shares or preference shares represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such common shares or preference shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the common shares or preference shares to the extent it does not receive specific instructions from the holder of depositary shares representing the common shares or preference shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing the common shares or preference shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of the common shares or preference shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the common shares or preference shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated by us or the depositary only after:

•	all outstanding depositary shares have been redeemed; or

•

a final distribution in respect of the common shares or preference shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of AXIS Capital.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the common shares or preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF AXIS CAPITAL DEBT SECURITIES

The following is a summary of the material terms and conditions of the forms of indentures and debt securities we may issue from time to time. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of the description set forth under “Description of AXIS Capital Debt Securities,” references to the “Company,” “we,” “our,” and “us,” refer to AXIS Capital and not to any of its subsidiaries.

Senior Debt Indenture and Subordinated Debt Indenture

We may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture dated as of November 15, 2004 between AXIS Capital and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York, as trustee. We will issue any subordinated debt securities pursuant to a subordinated debt indenture entered into between AXIS Capital and The Bank of New York Mellon Trust Company, N.A., as trustee. In addition, we may issue junior subordinated debt securities under the subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The senior indenture and the subordinated debt indenture are collectively referred to in this section as the “indentures.”

The senior debt indenture and the subordinated debt indenture are substantially the same except that (1) the senior debt indenture, unlike the subordinated debt indenture, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the senior debt indenture and (2) the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Capital. Neither the senior debt indenture nor the subordinated debt indenture limits the aggregate principal amount of indebtedness that we may issue from time to time.

Senior and Subordinated Debt Securities

The debt securities will be our unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “subordinated” debt. Events that can trigger the right of holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.

We may issue the senior debt securities pursuant to the senior debt indenture in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

We may issue the subordinated debt securities pursuant to the subordinated debt indenture in one or more series. All series of subordinated debt securities issued under the subordinated debt indenture will be equal in ranking. The debt securities issued under the subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “—Subordination Under the Subordinated Debt Indenture.”

AXIS Capital is a holding company and has no direct operations. The ability of AXIS Capital to make payments on its debt securities depends almost exclusively on the ability of its subsidiaries to pay dividends to AXIS Capital. Our Insurance Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. See “Risk Factors” and the Note entitled “Statutory Financial Information” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the most recent fiscal year.

Additionally, the senior debt securities issued pursuant to the senior debt indenture and the subordinated indebtedness issued under the subordinated debt indenture will effectively be subordinated to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any of our subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Further, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior debt securities issued under the senior debt indenture and to payments on the subordinated indebtedness issued under the subordinated debt indenture.

Prospectus Supplements

A prospectus supplement will describe the terms of each series of debt securities we offer, including, to the extent applicable:

•

the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities, including whether such debt securities will be issued with original issue discount, and the denominations of the debt securities;

•	whether the securities are senior or subordinated;

•

the currency or currencies in which the debt securities will be denominated and in which principal, any premium, interest and additional amounts will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable and will mature;

•

the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable;

•

any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•

whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•

any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest on or additional amounts with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•

whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Book-Entry Procedures and Settlement;”

•	any proposed listing of the debt securities on a securities exchange;

•

any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right we may have to defer payments of interest on the debt securities;

•

any other specific terms of the debt securities, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under the senior debt indenture, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The senior debt indenture defines “restricted subsidiaries” as (1) AXIS Specialty Limited, AXIS Reinsurance Company and AXIS Specialty Holdings Ireland Limited, so long as they remain our subsidiaries; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any successor to any such subsidiary.

Consolidation, Merger, Amalgamation and Sale of Assets. The indentures provide that we will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of our assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless:

•

we are the continuing entity in the transaction or, if not, the successor entity is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the Organization for Economic Cooperation and Development (“OECD”) and expressly assumes our obligations on the securities and under the indentures;

•	following the completion of the transaction, we or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the indentures; and

•

a specified officers’ certificate and an opinion of counsel are delivered to the applicable trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a transaction enumerated above. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

Restrictions on Dispositions. The senior debt indenture provides that, except in a transaction otherwise governed by such indentures, neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

•

we dispose of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to us or another restricted subsidiary; or

•

after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors.

The senior debt indenture does not restrict the transfer of assets from a restricted subsidiary to any other person, including us or another of our subsidiaries.

Events of Default

Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•

a default in payment of principal or any premium or any additional amounts when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•

a default for 30 days in payment of any interest; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•

a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	events of bankruptcy, insolvency or reorganization; or

•

a continuing default, for more than 30 days after we receive notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured.

The indentures provide that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in principal amount of each affected series of debt securities issued under the relevant indenture (voting as separate classes), may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

The indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•

the holders of at least 33% in principal amount of the outstanding debt securities of the affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of the affected series treated as one class, did not direct the trustee to refrain from instituting the action.

The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

Except as set forth in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in the indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.

Except as set forth in the prospectus supplement, we may elect to be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. We may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

Except as set forth in the prospectus supplement, we may elect to defease and be discharged from all of our obligations contained in the indentures or from specific obligations under the covenants contained in the indentures with respect to any debt securities of or within a series. We may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

As a condition to any such defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the U.S. Internal Revenue Service (“IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

We may exercise our defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indentures

The indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants that protect holders of debt securities;

•	cure any ambiguity, mistake or inconsistency in the indenture; provided that such correction does not materially adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; and

•	make any other changes that do not materially adversely affect the holders of the affected debt securities.

The indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest on or any additional amount is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior debt securities that would be adversely affected by the amendment.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to the limitations and exceptions described below, pay to the holder of any debt securities such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;

(3)	any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)	any withholding or deduction required to be made pursuant to the European Union Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “EU Directive”), or any law implementing or complying with, or introduced in order to conform to such EU Directive;

(5)	any withholding or deduction imposed on or in respect of any debt security pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the U.S. Internal Revenue Code of 1986, as amended; or

(6)	any combination of items (1), (2), (3), (4) and (5).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to us, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “—Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Subordination Under the Subordinated Debt Indenture

The subordinated debt indenture provide that payment of the principal, any premium and interest on and additional amounts with respect to debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on and additional amounts with respect to all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	for obligations of others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•

issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

Senior indebtedness does not include:

•	any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities; or

•	any of our indebtedness to our subsidiaries.

The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur.

The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•

that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Conversion Rights

The terms of debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustees

The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York, acts as the trustee under the senior debt indenture and the subordinated debt indenture. Computershare Trust Company, N.A. acts as the transfer agent for our common shares. The Bank of New York Mellon acts as a lender under our credit facility, and The Bank of New York Mellon Trust Company, N.A. acts as trustee under the AXIS Finance senior debt indenture and the AXIS Finance subordinated debt indenture and as institutional trustee.

DESCRIPTION OF OUR WARRANTS

The following is a summary of the material terms and conditions of the forms of warrant agreement and warrant certificate representing each warrant. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the warrants being offered. The applicable prospectus supplement will describe the various factors considered in determining the price or prices at which the warrants will be issued and the exercise price of such warrants.

Warrants

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	provisions for changes to or adjustments in the exercise price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

the designation, number or aggregate principal amount and terms of the warrant property (as defined below) purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the warrant property purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of the warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Certificates representing warrants will be exchangeable for new certificates representing warrants of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase, or receive cash value determined in whole or in part by reference to the performance, level or value of, one or more of the following:

•	our securities or the securities of one or more other issuers;

•	one or more currencies or commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

Each, security, instrument, measure or event described above is referred to as “warrant property.”

The prospectus supplement or supplements will describe what we may deliver to satisfy our obligations with respect to any warrants.

No holder of a warrant will, as such, have any rights of a holder of the warrant property purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.

Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

Warrant Agreements Will Not Generally be Qualified Under Trust Indenture Act

Warrant agreements will not generally be qualified as indentures, and warrant agents will not generally be required to qualify as trustees, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement may not have the protection of the Trust Indenture Act with respect to their warrants.

Enforceability of Rights by Holders

In the case of any warrants issued under warrant agreements that are not qualified as indentures under the Trust Indenture Act, each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will not be obligated to take any action on behalf of those holders or owners to protect their rights under the warrants.

Holders may, without the consent of the applicable warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise their warrants, to receive debt securities, in the case of debt warrants, and to receive delivery of warrant property or payment, if any, for their warrants, in the case of other warrants.

Governing Law

Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.

DESCRIPTION OF AXIS FINANCE DEBT SECURITIES AND AXIS CAPITAL DEBT GUARANTEES

The following is a summary of the material terms and conditions of the forms of indentures and debt securities AXIS Finance may issue from time to time. The summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part.

For purposes of the description set forth under “Description of AXIS Finance Debt Securities and AXIS Capital Debt Guarantees,” references to “AXIS Finance” refer to AXIS Finance and not to any subsidiaries and references to “AXIS Capital” refer to AXIS Capital and not to any of its subsidiaries.

The AXIS Finance Senior Debt Indenture and the AXIS Finance Subordinated Debt Indenture

AXIS Finance may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. The debt securities of AXIS Finance will be fully and unconditionally guaranteed by AXIS Capital. AXIS Finance will issue any senior debt securities pursuant to a senior debt indenture dated as of March 23, 2010 among AXIS Finance, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such senior debt indenture is referred to in this prospectus as the “AXIS Finance senior debt indenture.” AXIS Finance will issue any subordinated debt securities pursuant to a subordinated debt indenture entered into among AXIS Finance, as issuer, AXIS Capital, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Such subordinated debt indenture is referred to in this section as the “AXIS Finance subordinated debt indenture.” In addition, AXIS Finance may issue junior subordinated debt securities under the AXIS Finance subordinated debt indenture. The AXIS Finance senior indenture and the AXIS Finance subordinated debt indenture are collectively referred to in this section as the “AXIS Finance indentures.”

The AXIS Finance senior debt indenture and the AXIS Finance subordinated debt indenture are substantially the same except that (1) the AXIS Finance senior debt indenture, unlike the AXIS Finance subordinated debt indenture, restricts the ability of AXIS Capital to dispose of its restricted subsidiaries and to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the AXIS Finance senior debt indenture and (2) the AXIS Finance subordinated debt indenture, unlike the AXIS Finance senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of AXIS Finance. Neither the AXIS Finance senior debt indenture nor the AXIS Finance subordinated debt indenture limits the aggregate principal amount of indebtedness that AXIS Finance may issue, or that AXIS Capital may guarantee, from time to time.

Senior and Subordinated Debt Securities

The debt securities will be AXIS Finance’s unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of “subordinated” debt. Events that can trigger the right of holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the AXIS Finance senior debt indenture.

AXIS Finance may issue the senior debt securities pursuant to the AXIS Finance senior debt indenture in one or more series. All series of senior debt securities issued under the AXIS Finance senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all of AXIS Finance’s other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to its senior debt securities.

AXIS Finance may issue the subordinated debt securities pursuant to the AXIS Finance subordinated debt indenture in one or more series. All series of subordinated debt securities issued under the AXIS Finance subordinated debt indenture will be equal in ranking. The debt securities issued under the AXIS Finance subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium or interest owing under the subordinated debt securities to all of AXIS Finance’s senior indebtedness in the manner described below under the caption “—Subordination Under the AXIS Finance Subordinated Debt Indenture.”

AXIS Finance is a finance subsidiary with no operations or assets other than in such capacity, and AXIS Capital is a holding company and has no direct operations. Accordingly, the credit character of the AXIS Finance debt securities is comparable to debt issued by a holding company. The ability of AXIS Finance and AXIS Capital to make payments on the debt securities and the guarantee depends almost exclusively on the ability of AXIS Capital’s subsidiaries to pay dividends and make intercompany transfers. The notes will be effectively subordinated to the obligations of AXIS Capital’s subsidiaries, other than AXIS Finance, meaning that holders of the notes will have a junior position to the claims of creditors of AXIS Capital’s subsidiaries (including policyholders, trade creditors, debt holders, taxing authorities, guarantee holders and preference shareholders) on their assets and earnings. AXIS Capital’s Insurance Subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends.

Additionally, the senior debt securities issued pursuant to the AXIS Finance senior debt indenture, the AXIS Finance subordinated indebtedness issued under the AXIS Finance subordinated debt indenture and the guarantees will effectively be subordinated to any indebtedness of AXIS Capital’s subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than its creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of AXIS Capital’s subsidiaries would adversely impact its financial condition and possibly impair its ability to meet its obligations on the guarantees. In addition, any liquidation of the assets of any of AXIS Capital’s subsidiaries to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to AXIS Capital. This inability to pay dividends would further impair AXIS Capital’s ability to satisfy its obligations under the guarantees.

Further, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy AXIS Finance’s or AXIS Capital’s outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of AXIS Finance’s or AXIS Capital’s secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior debt securities issued under the AXIS Finance senior debt indenture and to payments on the subordinated indebtedness issued under the AXIS Finance subordinated debt indenture.

Guarantees

The payment obligations of AXIS Finance pursuant to the debt securities will be fully and unconditionally guaranteed by AXIS Capital. None of the subsidiaries of AXIS Capital will guarantee or have an obligation in respect of the debt securities.

Prospectus Supplements

A prospectus supplement will describe the terms of each series of debt securities AXIS Finance offers and the related guarantees, including, to the extent applicable:

•

the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities, including whether such debt securities will be issued with original issue discount, and the denominations of the debt securities;

•	whether the securities are senior or subordinated;

•

the currency or currencies in which the debt securities will be denominated and in which principal, any premium and interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable and will mature;

•

the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium or interest with respect to the debt securities will be payable;

•

any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit AXIS Finance to buy back the debt securities on terms that it designates in the prospectus supplement. A sinking fund provision could either obligate or permit AXIS Finance to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•

whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•

any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium or interest with respect to bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•

whether AXIS Finance is issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Book-Entry Procedures and Settlement;”

•	any proposed listing of the debt securities on a securities exchange;

•

any right AXIS Finance may have to satisfy, discharge and defease its obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the AXIS Finance indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right AXIS Finance may have to defer payments of interest on the debt securities;

•

any other specific terms of the debt securities or the guarantees, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, AXIS Finance will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, AXIS Finance may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. AXIS Finance will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

AXIS Finance may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how AXIS Finance will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under the AXIS Finance senior debt indenture, so long as any debt securities are outstanding, neither AXIS Capital nor any of its restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of its respective debt or other obligations unless any AXIS Finance debt securities and related guarantee issued under the AXIS Finance senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes AXIS Capital’s restricted subsidiary or any renewal or extension of existing liens and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

The AXIS Finance senior debt indenture defines “restricted subsidiaries” as (1) AXIS Specialty Limited, so long as it remains AXIS Capital’s subsidiary; (2) any other present or future subsidiary of AXIS Capital, the consolidated total assets of which constitute at least 20% of its total consolidated assets; and (3) any successor to any such subsidiary.

Consolidation, Merger, Amalgamation and Sale of Assets. The AXIS Finance indentures provide that AXIS Finance or AXIS Capital will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of its assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless:

•

AXIS Finance or AXIS Capital is the continuing entity in the transaction or, if not, the successor entity is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which is a member of the OECD and expressly assumes its obligations on the securities and under the AXIS Finance indentures;

•

following the completion of the transaction, AXIS Finance, AXIS Capital or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the AXIS Finance indentures; and

•

a specified officers’ certificate and an opinion of counsel are delivered to the applicable trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the AXIS Finance indentures relating to supplemental indentures and consolidation, merger, amalgamation, sale or conveyance.

In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a transaction enumerated above. In addition, the AXIS Finance indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

The indenture relating to the AXIS Finance debt securities permits the surviving entity following a consolidation, merger or certain other action of the issuer or the guarantor to be organized under the laws of jurisdictions other than the United States or Bermuda. It is possible as a result that the jurisdiction of organization of such a surviving entity could impose withholding on payments made on the AXIS Finance debt securities. The terms of the AXIS Finance debt securities do not provide for the payment of additional amounts to holders in such a circumstance.

Restrictions on Dispositions. The AXIS Finance senior debt indenture provides that, except in a transaction otherwise governed by such indenture, neither AXIS Capital nor any of its restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the AXIS Finance debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by AXIS Finance, AXIS Capital or one of AXIS Capital’s restricted subsidiaries;

•

AXIS Capital disposes of all of the voting stock of a restricted subsidiary owned by it or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by AXIS Capital’s board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to AXIS Finance, AXIS Capital or another restricted subsidiary of AXIS Capital; or

•

after completion of a sale or other disposition of the stock of a restricted subsidiary, AXIS Capital and its restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock, as determined in good faith by AXIS Capital’s board of directors.

The AXIS Finance senior debt indenture does not restrict the transfer of assets from a restricted subsidiary of AXIS Capital to any other person, including AXIS Finance, AXIS Capital or another of AXIS Capital’s subsidiaries.

Events of Default

Unless AXIS Finance provides other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•

a default in payment of principal or any premium when due; provided, however, that if AXIS Finance and AXIS Capital are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which AXIS Finance and AXIS Capital must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•

a default for 30 days in payment of any interest; provided, however, that if AXIS Finance and AXIS Capital are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which AXIS Finance and AXIS Capital must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•

a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	events of bankruptcy, insolvency or reorganization of AXIS Finance or AXIS Capital;

•

a continuing default, for more than 30 days after AXIS Finance or AXIS Capital receives notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which AXIS Finance, AXIS Capital or AXIS Capital’s restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $100,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured; or

•

the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable (other than by reason of release of AXIS Capital in accordance with the terms of the AXIS Finance indenture).

The AXIS Finance indentures provide that, under limited conditions specified in the AXIS Finance indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in principal amount of each affected series of debt securities issued under the relevant AXIS Finance indenture (voting as separate classes) may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the AXIS Finance indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, voting as a single class, may waive past defaults under the AXIS Finance indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The AXIS Finance indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the AXIS Finance indentures, the AXIS Finance indentures provide that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the AXIS Finance indentures or for any remedy available to the trustee.

The AXIS Finance indentures provide that no holders of debt securities may institute any action against AXIS Finance, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•

the holders of at least 33% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

The AXIS Finance indentures provide that AXIS Finance will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

Except as set forth in the applicable prospectus supplement, AXIS Finance and AXIS Capital can discharge and defease obligations of AXIS Finance and AXIS Capital under the applicable indenture, debt securities and guarantees as set forth below and as provided in the AXIS Finance indentures. For purposes of the AXIS Finance indentures, obligations with respect to debt securities and guarantees are discharged and defeased when, through the fulfillment of the conditions summarized below, AXIS Finance and AXIS Capital are released and discharged from performing any further obligations under the relevant AXIS Finance indenture with respect to the debt securities. Covenant defeasance occurs when AXIS Finance and AXIS Capital are released from performing any further obligations under specific covenants in the relevant AXIS Finance indenture relating to the debt securities.

Except as set forth in the prospectus supplement, AXIS Finance and AXIS Capital may elect to be discharged from any and all future obligations with respect to debt securities of a particular series and the related guarantees or debt securities within a particular series and the related guarantees if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. AXIS Finance or AXIS Capital may make such discharge by irrevocably depositing cash with the trustee in an amount sufficient to pay in full the principal, any premium, and interest on the relevant debt securities when due.

Except as set forth in the prospectus supplement, AXIS Finance and AXIS Capital may elect to defease and be discharged from all of their obligations contained in the AXIS Finance indentures or from specific obligations under the covenants contained in the AXIS Finance indentures with respect to any debt securities of or within a series and the related guarantees. AXIS Finance or AXIS Capital may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.

As a condition to any such defeasance or covenant defeasance, AXIS Finance must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

AXIS Finance and AXIS Capital may exercise the defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities and guarantees. If AXIS Finance and AXIS Capital exercise the defeasance option, payment of the affected debt securities and guarantees may not be accelerated because of an event of default. If AXIS Finance and AXIS Capital exercise the covenant defeasance option, payment of the affected debt securities and related guarantees may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities and related guarantees occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the AXIS Finance Indentures

The AXIS Finance indentures provide that AXIS Finance, AXIS Capital and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of its obligations under the AXIS Finance indentures, the debt securities or the guarantees;

•	add covenants that protect holders of debt securities;

•	cure any ambiguity, mistake or inconsistency in the indenture; provided that such correction does not materially adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee’s acceptance of appointment; and

•	make any other changes that do not materially adversely affect the holders of the affected debt securities.

The AXIS Finance indentures also permit AXIS Finance, AXIS Capital and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of a series issued under the relevant indenture, to change, in any manner, the relevant indenture and the rights of the holders of debt securities of that series issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture; or

•	modify the guarantees in any manner adverse to the holders.

The AXIS Finance subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior debt securities that would be adversely affected by the amendment.

Subordination Under the AXIS Finance Subordinated Debt Indenture

The AXIS Finance subordinated debt indenture provides that payment of the principal, any premium and interest with respect to debt securities issued under the AXIS Finance subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all AXIS Finance’s senior indebtedness. The AXIS Finance subordinated debt indentures define senior indebtedness as the principal, any premium and interest on all its indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by AXIS Finance;

•	for obligations of others that AXIS Finance directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of AXIS Finance; or

•

issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in its property, plant and equipment accounts at the time of acquisition, if AXIS Finance is directly liable for the payment of such debt.

AXIS Finance senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

AXIS Finance senior indebtedness does not include:

•	any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the AXIS Finance subordinated debt securities; or

•	any indebtedness of AXIS Finance owed to its subsidiaries.

The AXIS Finance subordinated debt indenture does not limit the amount of senior indebtedness that AXIS Finance can incur.

The holders of all AXIS Finance senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any AXIS Finance subordinated debt securities receive any payment on account of such subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of AXIS Finance or its property; or

•

that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of AXIS Finance or its property.

AXIS Finance may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any AXIS Finance senior indebtedness or if any event of default exists under the terms of any AXIS Finance senior indebtedness.

The obligations of AXIS Capital under its guarantees will be subordinated obligations of AXIS Capital. As such, the rights of holders to receive payment pursuant to guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of AXIS Capital. The subordination provisions described above with respect to AXIS Finance’s obligations under the AXIS Finance subordinated debt securities apply equally to the obligations of AXIS Capital under its guarantees.

Governing Law

The AXIS Finance indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustees

The Bank of New York Mellon Trust Company, N.A. acts as trustee under the AXIS Finance senior debt indenture and the AXIS Finance subordinated debt indenture. Computershare Trust Company, N.A. acts as the transfer agent for AXIS Capital common shares. The Bank of New York Mellon acts as a lender under AXIS Capital’s credit facility, and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York, acts as the trustee under the AXIS Capital senior debt indenture and AXIS Capital subordinated debt indenture and as institutional trustee.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

The following is a summary of the material terms and conditions of the forms of purchase contract agreement and purchase unit. This summary is not complete. Accordingly, we strongly encourage you to refer to these documents for a complete understanding of them, copies of which are or will be included or incorporated by reference in the registration statement of which this prospectus forms a part. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit. The purchase contracts and purchase units will be issued pursuant to documents to be entered into by us. We may issue purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, at a future date or dates, a specified or varying number or amount of:

•	our securities or securities of one or more other issuers;

•	one or more currencies or commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

Each, security, instrument, measure or event described above is referred to as “purchase contract property.” Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, at a future date or dates, a specified or varying number or amount of purchase contract property. The price of purchase contract property may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.

The purchase contracts may be entered into separately or as a part of a purchase unit that consists of (1) a purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, purchase contract property under the purchase contract. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through various intermediaries.

A beneficial owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owners of the security. The interest of the beneficial owner in the security is considered the beneficial interest. The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the terms of the securities and their governing documents. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded securities are held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

The depositary or its nominee may only transfer a global security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply after the depositary or its nominee, as applicable, exchanged the global security for registered securities issued in definitive form. A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we do not appoint a qualified replacement for DTC within 90 days; or

•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is so exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures. Each sale of a book-entry security will settle in immediately available funds through DTC unless otherwise stated.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium, interest or additional amounts with respect to the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking S.A., Luxembourg (“Clearstream Banking SA”) and Euroclear Bank (“Euroclear”) (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

CERTAIN TAX CONSIDERATIONS

The following summary of our taxation and the taxation of an investment in our shares and debt securities is for general information only. This summary is based upon current law. Legislative, judicial or administrative changes, interpretations, clarifications or pronouncements may be forthcoming that could affect this summary, possibly, on a retroactive basis. We cannot be certain if, when or in what form such guidance may be provided and whether such guidance will have a retroactive effect. This summary does not address the taxation of an investment in any securities other than our shares and debt securities. Additional information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement. The tax treatment of a holder of shares or debt securities, or of a person treated as a holder of shares or debt securities for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular situation. Prospective investors should carefully examine the related prospectus supplement and should consult their professional advisors concerning the possible tax consequences of an investment in the offered securities under the laws of their countries of citizenship, residence or domicile.

Taxation of AXIS Capital and Subsidiaries

Bermuda

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax payable by us. AXIS Capital, AXIS Specialty Holdings Bermuda Limited and AXIS Specialty Limited have each obtained from the Minister of Finance under the Exempted Undertaking Tax Protection Act 1966 of Bermuda, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to AXIS Capital, AXIS Specialty Holdings Bermuda Limited or AXIS Specialty Limited or to any of their respective operations, shares, debentures or other obligations, until March 31, 2035. AXIS Capital, AXIS Specialty Holdings Bermuda Limited and AXIS Specialty Limited could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 of Bermuda or otherwise payable in relation to any property leased to AXIS Capital, AXIS Specialty Holdings Bermuda Limited or AXIS Specialty Limited. AXIS Capital, AXIS Specialty Holdings Bermuda Limited and AXIS Specialty Limited each pay annual Bermuda government fees, and AXIS Specialty Limited pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Ireland

The directors of each of AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited intend to manage each company’s affairs so that each of them is, and will continue to be, resident in Ireland for Irish tax purposes. Assuming that AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited are and will continue to be resident in Ireland for Irish tax purposes, such companies will be subject to Irish corporation tax on their worldwide income and capital gains.

Income derived by AXIS Specialty Holdings Ireland Limited, AXIS Specialty Global Holdings Limited, AXIS Re SE or AXIS Specialty Europe SE from any non-life insurance trade, any reinsurance trade or any Irish trade (i.e., a trade that is not carried on wholly outside of Ireland) will be subject to Irish corporation tax at the current rate of 12.5%. Other income (e.g., income from passive investments, income from some non-Irish trades and income from some dealings in land) will generally be subject to Irish corporation tax at the current rate of 25%. Published administrative statements of the Irish Revenue Commissioners suggest that investment income earned by AXIS Specialty Europe SE and AXIS Re SE will be taxed in Ireland at a rate of 12.5% provided that such investments either form part of the permanent capital required by regulatory authorities, or are otherwise integral to the insurance and reinsurance businesses carried on by those companies. Other investment income earned by AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited will generally be taxed in Ireland at a rate of 25%. Capital gains realized by AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited will generally be subject to Irish corporation tax at a rate of 33% except in the case of a disposal of a 5% trading subsidiary (a “substantial shareholding”) which is tax resident in the EU or a country with which Ireland has a double tax treaty which may qualify for an exemption from capital gains tax.

AXIS Specialty Europe SE carries on a trade in the United Kingdom through a branch. Profits realized by AXIS Specialty Europe SE from branch activities in the United Kingdom will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in the United Kingdom. A credit against the Irish corporation tax liability is available for tax paid in the United Kingdom on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits. Relief for any additional tax paid in the United Kingdom may be obtained by way of a tax deduction in Ireland, and any unrelieved tax may be carried forward as a tax credit against future profits.

AXIS Specialty Europe SE also carries on a trade in Australia through a branch. Profits realized by AXIS Specialty Europe SE from branch activities in Australia will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in Australia. A credit against the Irish corporation tax liability is available for tax paid in Australia on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits. Relief for any additional tax paid in Australia may be obtained by way of a tax deduction in Ireland, and any unrelieved tax may be carried forward as a tax credit against future profits.

AXIS Re SE carries on a trade in Switzerland through a branch. Profits realized by AXIS Re SE from branch activities in Switzerland will be subject to Irish corporation tax at the rates specified above notwithstanding that such profits may also be subject to taxation in Switzerland. A credit against the Irish corporation tax liability is available for tax paid in Switzerland on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits. Relief for any additional tax paid in Switzerland may be obtained by way of a tax deduction in Ireland, and any unrelieved tax may be carried forward as a tax credit against future profits.

As each of AXIS Re SE and AXIS Specialty Europe SE are Irish tax resident companies, distributions made by such companies to AXIS Specialty Holdings Ireland Limited will not be taken into account in computing the taxable income of AXIS Specialty Holdings Ireland Limited. Irish withholding tax will also not apply to distributions made by any of AXIS Re SE and AXIS Specialty Europe SE to AXIS Specialty Holdings Ireland Limited. Provided that the common shares of AXIS Capital are substantially and regularly traded on the NYSE, Irish withholding tax will not apply to distributions paid by AXIS Specialty Holdings Ireland Limited or AXIS Specialty Global Holdings Limited to AXIS Capital provided AXIS Capital has made an appropriate declaration, in prescribed form, to AXIS Specialty Holdings Ireland Limited or AXIS Specialty Global Holdings Limited.

None of AXIS Capital or its subsidiaries, other than AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited, will be resident in Ireland for Irish tax purposes unless the central management and control of such companies is, as a matter of fact, located in Ireland. See “Risk Factors.”

A company not resident in Ireland for Irish tax purposes can nevertheless be subject to Irish corporation tax if it carries on a trade through a branch or agency in Ireland or capital gains tax if it disposes of certain specified assets (e.g., Irish land, minerals or mineral rights, or shares deriving the greater part of their value directly or indirectly from such assets). In such cases, the charge to Irish corporation tax is limited to trading income connected with the branch or agency, and capital gains tax is limited to capital gains on the disposal of assets used in the branch or agency that are situated in Ireland at or before the time of disposal, and capital gains arising on the disposal of specified assets, with tax imposed at the rates discussed above.

Switzerland

AXIS Re Europe maintains a permanent establishment for the purposes of the Irish/Swiss Income Tax Convention. AXIS Re SE is liable for Swiss corporate income taxes at the federal and cantonal/communal level and for annual capital taxes in respect of the net profit attributed to AXIS Re SE branch profits and its “notional capital.” The combined Swiss income tax rate amounts to approximately 21% on profits.

United Kingdom

AXIS Specialty U.K. Holdings Limited (“AXIS U.K. Holdings”) is a company incorporated and managed in the United Kingdom and is by virtue of its place of incorporation, resident in the United Kingdom and is subject to U.K. corporation tax on its worldwide profits (including revenue profits and capital gains). The maximum rate of U.K. corporation tax is currently 23% on profits of whatever description. Currently, no United Kingdom withholding tax applies to dividends paid by AXIS U.K. Holdings.

None of AXIS Capital or its subsidiaries, except for AXIS U.K. Holdings, is incorporated in the United Kingdom. Accordingly, except for AXIS U.K. Holdings, we should not be treated as being resident in the United Kingdom unless our central management and control is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. The directors of each of AXIS Capital and its subsidiaries, other than AXIS U.K. Holdings, intend to manage each company’s affairs so that none of AXIS Capital or its subsidiaries, other than AXIS U.K. Holdings, is resident in the United Kingdom for tax purposes.

A company not resident in the United Kingdom for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the United Kingdom but the charge to U.K. corporation tax is limited to profits (including revenue profits and chargeable (i.e., capital gains) connected with such permanent establishment.

The directors of each of AXIS Capital and its subsidiaries, other than AXIS U.K. Holdings (which is resident in the United Kingdom) and AXIS Specialty Europe SE (which has a permanent establishment in the United Kingdom), intend that they will operate in such a manner so that none of AXIS Capital or its subsidiaries, other than AXIS U.K. Holdings and AXIS Specialty Europe SE, carry on a trade through a permanent establishment in the United Kingdom. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the United Kingdom through a permanent establishment, the U.K. tax authorities (Her Majesty’s Revenue and Customs) might contend successfully that any of AXIS Capital or its subsidiaries, other than AXIS U.K. Holdings and AXIS Specialty Europe SE, is/are trading in the United Kingdom through a permanent establishment in the United Kingdom.

The definition of “permanent establishment” under U.K. law is consistent with various internationally recognized characteristics commonly used to define a “permanent establishment” for the purposes of the United Kingdom’s double tax treaties. If any of the U.S. subsidiaries qualifying for benefits under the tax treaty between the United Kingdom and the United States were trading in the United Kingdom through a permanent establishment, they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited should be entitled to the benefits of the tax treaty between Ireland and the United Kingdom if they are resident in Ireland. If AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS

Specialty Europe SE and AXIS Specialty Global Holdings Limited were trading in the U.K. through a permanent establishment and they were entitled to the benefits of the tax treaty between Ireland and the United Kingdom, they would only be subject to U.K. corporation tax to the extent that any profits were attributable to that permanent establishment in the United Kingdom.

AXIS Specialty Europe SE has a permanent establishment in the United Kingdom and the profits attributable to that permanent establishment will be subject to United Kingdom corporation tax.

The United Kingdom has no income tax treaty with Bermuda.

There are circumstances in which companies that are neither resident in the United Kingdom nor entitled to the protection afforded by a double tax treaty between the United Kingdom and the jurisdiction in which they are resident may be exposed to income tax in the United Kingdom (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a branch or agency. The directors of each of AXIS Capital and its subsidiaries intend that they will operate in such a manner that none of AXIS Capital and its subsidiaries will fall within the charge to income tax in the United Kingdom (other than by deduction or withholding) in this respect.

If any of AXIS Capital or its subsidiaries, other than AXIS U.K. Holdings, were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of AXIS Capital or its subsidiaries, other than AXIS Specialty Europe SE, were to be treated as carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom, our results of operations and your investment could be materially adversely affected.

United States

A foreign corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot be certain that the IRS will not contend successfully that AXIS Capital and/or its non-U.S. subsidiaries are or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. income tax at regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. AXIS Capital, AXIS Specialty Holdings Bermuda Limited, AXIS Specialty Limited, AXIS Re SE and AXIS Specialty Europe SE file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax. The highest marginal federal income tax rates currently are 35% for a corporation’s effectively connected income and 30% for the additional “branch profits” tax.

If AXIS Specialty Limited is entitled to the benefits under the income tax treaty between Bermuda and the United States that applies to insurance enterprises (the “Bermuda Treaty”), AXIS Specialty Limited would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Bermuda Treaty have been issued. AXIS Specialty Limited currently intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (1) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. We cannot be certain whether AXIS Specialty Limited is currently eligible for Bermuda Treaty benefits or will be eligible in the future because of factual and legal uncertainties regarding the residency and citizenship of AXIS Capital’s shareholders. AXIS Capital would not be eligible for treaty benefits because it is not an insurance company. We have conducted and intend to conduct substantially all of our non-U.S. operations outside the United States and to limit the U.S. contacts of AXIS Capital and its non-U.S. subsidiaries so that they should not be engaged in a trade or business in the United States.

Foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If AXIS Specialty Limited is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of AXIS Specialty Limited’s investment income to U.S. income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is uncertain whether the Bermuda Treaty applies to other income such as investment income. If AXIS Specialty Limited is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty in general, but the Bermuda Treaty is interpreted to not apply to investment income, a significant portion of AXIS Specialty Limited’s investment income could be subject to U.S. income tax.

Under the income tax treaty between the United Kingdom and the United States (the “U.K. Treaty”), AXIS U.K. Holdings, if entitled to the benefits of the U.K. Treaty, will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. AXIS U.K. Holdings will generally be entitled to the benefits of the U.K. Treaty if, among other reasons, (1) during at least half of the days during the relevant taxable period, at least 50% of AXIS U.K. Holding’s stock is beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of AXIS U.K. Holding’s gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation or (2) with respect to specific items of income, profit or gain derived from the United States, if such income, profit or gain is considered to be derived in connection with, or incidental to, AXIS U.K. Holding’s business conducted in the United Kingdom. Although we cannot be certain that AXIS U.K. Holdings will be eligible for treaty benefits under the U.K. Treaty because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital’s shareholders and (2) the interpretation of what constitutes income incidental to or connected with a trade or business in the United Kingdom, we will endeavor to so qualify. AXIS U.K. Holdings has conducted and intends to conduct its activities in a manner so that it should not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result.

Under the income tax treaty between Ireland and the United States (the “Irish Treaty”), each of AXIS Specialty Holdings Ireland Limited, AXIS Re SE, AXIS Specialty Europe SE and AXIS Specialty Global Holdings Limited (collectively, the “Irish Subsidiaries”), if entitled to the benefits of the Irish Treaty, will not be subject to U.S. federal income tax on any income determined to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Each of the Irish Subsidiaries will generally be entitled to the benefits of the Irish Treaty if among other reasons, (1) at least 50% of the shares of AXIS Capital, measured by both vote and value, are owned by “qualified persons” (including individual Irish residents) or U.S. citizens or residents and 50% or less of each such company’s gross income for the relevant taxable period is paid or accrued directly or indirectly to persons who are not “qualified persons” or U.S. citizens or residents in the form of payments that are deductible for Irish income tax purposes or

(2) each of the Irish Subsidiaries, respectively, are considered as engaged in the active conduct of a trade or business in Ireland and their effectively connected income is connected with or incidental to that trade or business. Although we cannot be certain that each of the Irish Subsidiaries will be eligible for Irish Treaty benefits because of factual and legal uncertainties regarding (1) the residency and citizenship of AXIS Capital’s shareholders and (2) the interpretation of what constitutes an active trade or business in Ireland and income incidental or connected thereto, we will endeavor to so qualify. The Irish Subsidiaries have conducted and intend to conduct their activities in a manner so that each of them should not have permanent establishments in the United States, although we cannot be certain that we will achieve this result.

Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on the gross amount of certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments), subject to exemption under the Code or reduction by applicable treaties. Generally under the U.K. Treaty, the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%, under the Irish Treaty the withholding rate on dividends from less than 10% owned corporations is reduced to 15% and on interest is reduced to 0%. The Bermuda Treaty does not reduce the U.S. withholding rate on U.S. sourced investment income.

The United States also imposes an excise tax on insurance and reinsurance premiums (the “FET”) paid to foreign insurers or reinsurers with respect to risks of a U.S. entity or individual located wholly or partly within the United States or risks of a non-U.S. entity or individual engaged in a trade or business in the United States which are located within the United States (“U.S. Situs Risks”). The rates of tax applicable to premiums paid to our non-U.S. Insurance Subsidiaries (as defined below) are 4% for casualty insurance premiums and 1% for reinsurance premiums. Additionally, the IRS, in Revenue Ruling 2008-15, has formally announced its position that the FET is applicable (at a 1% rate on premiums) to all reinsurance cessions or retrocessions of risks by Non-U.S. insurers or reinsurers to non-U.S. reinsurers not eligible for FET protection under an income tax treaty with the United States where the underlying risks are U.S. Situs Risks, even if the FET has been paid on prior cessions of the same risks. The jurisdictional basis for the IRS’s position is unclear. The FET does not currently apply to premiums paid to AXIS Re SE and AXIS Specialty Europe SE provided that they are entitled to the benefits of the Irish Treaty and the business for which the premiums are paid is not ceded to a reinsurer not entitled to a similar treaty based FET exemption.

AXIS Specialty U.S. Services, Inc. and AXIS Specialty U.S. Holdings, Inc. are Delaware corporations, AXIS Reinsurance Company is a New York corporation, AXIS Specialty Insurance Company is a Connecticut corporation and AXIS Surplus Insurance Company and AXIS Insurance Company are Illinois corporations, and as such each will be subject to taxation in the United States at regular corporate rates.

It is possible that legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on AXIS Capital or its subsidiaries. For example, legislation has been introduced in Congress to limit the deductibility of reinsurance premiums paid by U.S. companies to non-U.S. affiliates. A similar provision was included as part of President Obama’s proposed budget for fiscal year 2013. We cannot be certain whether the proposed legislation (or substantially similar legislation) will be enacted or whether it will be enacted in its currently proposed form. It is possible that these proposals or similar proposals could be introduced in and enacted by the current Congress or future Congresses that could have an adverse impact on us. Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States are subject to change, possibly on a retroactive basis. AXIS Capital cannot be certain if, when or in what form such laws or interpretations may be provided and whether such guidance will have a retroactive effect.

Taxation of Holders of Our Shares

Bermuda Taxation

Currently, there is no Bermuda withholding or other tax payable on principal, interest or dividends paid to holders of our shares. In addition, we have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to our shares, except insofar as such tax applies to persons ordinarily resident in Bermuda.

United States Taxation

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. Persons (as defined below) who purchase common shares in an offering, who did not own (directly or indirectly through foreign entities or constructively) shares of AXIS Capital prior to any offering and who hold their shares as capital assets within the meaning of section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In addition, the following summary does not address the U.S. federal income tax consequences that may be relevant to shareholders who may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, investors in pass-through entities, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, persons who are considered with respect to any of us as 10% U.S. Shareholders (as defined below) or persons who hold our shares as part of a hedging or conversion transaction or as part of a short-sale or straddle. This discussion is based upon the Code, the U.S. Treasury regulations proposed and promulgated thereunder and any relevant administrative rulings and pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws, of any state or local governments within the United States, or any non-U.S.-tax laws that may be applicable to our shares or the holders of our shares and does not address any aspect of U.S. federal taxation other than income taxation.

If a partnership (or other entity treated as a partnership) holds our shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your tax advisors.

The following summary does not address tax considerations related to our preference shares, depositary shares, warrants, contracts to purchase shares or purchase units. If we issue any of these securities, we will describe the material U.S. federal income tax considerations in the applicable prospectus supplement.

For purposes of this discussion, the term “U.S. Person” means: (1) an individual citizen or resident of the United States, (2) a corporation or partnership, or entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Taxation of Distributions. Subject to the discussions below relating to the potential application of the controlled foreign corporation (“CFC”), related person insurance income (“RPII”) and passive foreign investment company (“PFIC”) rules, cash distributions, if any, made with respect to our shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of AXIS Capital (as computed using U.S. tax principles). We believe dividends paid by us to non-corporate holders on our common shares should be eligible for treatment as “qualified dividend income” that is taxed at long-term capital gains rates (provided that such holders meet certain holding period and other requirements), because we believe our common shares should be characterized as readily tradable on an established securities market in the United States. Dividends paid by us to corporate holders will not be eligible for the dividends received deduction. To the extent cash distributions, if any, made with respect to our shares exceed AXIS Capital’s earnings and profits, they will be treated first as a return of the shareholder’s basis in their shares to the extent thereof, and then as gain from the sale of a capital asset.

Legislation has been introduced in Congress that, if enacted in its present form, would preclude dividends paid on our shares from qualifying as qualified dividend income even if the shares are readily tradable on an established securities market in the United States.

Classification of AXIS Capital or its Non-U.S. Subsidiaries as Controlled Foreign Corporations. Each 10% U.S. Shareholder (as defined below) of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the taxable year that the foreign corporation is a CFC, must include in its gross income for U.S. federal income tax purposes its pro-rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. “Subpart F income” of a foreign insurance corporation typically includes foreign personal holding company income (such as interest, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC’s country of incorporation. A foreign corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through foreign entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (i.e., “constructively”)) more than 50% of the total combined voting power of all classes of shares of such foreign corporation, or more than 50% of the total value of all shares of such corporation. For purposes of taking into account insurance income, which is a category of subpart F income, the term CFC also includes a foreign corporation in which more than 25% of the total combined voting power of all classes of shares or more than 25% of the total value of all the shares is owned by 10% U.S. Shareholders, on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. A “10% U.S. Shareholder” is a U.S. Person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of shares entitled to vote of the foreign corporation.

We believe that because of the anticipated dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. Person who acquires shares of AXIS Capital in any offering directly or indirectly through one or more foreign entities should be treated as owning (directly, indirectly through foreign entities, or constructively), 10% or more of the total voting power of all classes of shares of AXIS Capital or any of its non-U.S. subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

The RPII CFC Provisions. The following discussion generally is applicable only if the RPII of any of AXIS Specialty Limited, AXIS Re SE and AXIS Specialty Europe SE (each a “Non-U.S. Insurance Subsidiary”), determined on a gross basis, is 20% or more of such company’s gross insurance income for the taxable year and the 20% Ownership Exception (as defined below) is not met. The following discussion generally would not apply for any fiscal year in which such company’s RPII falls below the 20% threshold or the 20% Ownership Exception is met. Although we cannot be certain, AXIS Capital believes that each of the Non-U.S. Insurance Subsidiaries meets the 20% Ownership Exception or the gross RPII of such Non-U.S. Insurance Subsidiary as a percentage of its gross insurance income was in prior years of operations and will be for the foreseeable future below the 20% threshold for each tax year. Additionally, as AXIS Capital is not licensed as an insurance company, we do not anticipate that AXIS Capital will have insurance income, including RPII.

RPII is any “insurance income” (as defined below) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII shareholder” (as defined below) or a “related person” (as defined below) to such RPII shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract that would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company. For purposes of inclusion of the RPII of a Non-U.S. Insurance Subsidiary in the income of RPII shareholders, unless an exception applies, the term “RPII shareholder” means any U.S. Person who owns (directly or indirectly through foreign entities) any amount of AXIS Capital’s shares. Generally, the term “related person” for this purpose means someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons that control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of shares applying certain constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the shares of the corporation. Each Non-U.S. Insurance Subsidiary will be treated as a CFC under the RPII provisions if RPII shareholders are treated as owning (directly, indirectly through foreign entities or constructively) 25% or more of the shares of AXIS Capital by vote or value.

Where none of the exceptions below applies to a Non-U.S. Insurance Subsidiary, each U.S. Person directly or indirectly through foreign entities owning any shares in AXIS Capital (and therefore, indirectly, in each Non-U.S. Insurance Subsidiary) on the last day of AXIS Capital’s taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII of the company or companies, as the case may be, that failed to qualify for the exception for the portion of the taxable year during which the Non-U.S. Insurance Subsidiary was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such U.S. Persons at that date, but limited by each such U.S. Person’s share of such Non-U.S. Insurance Subsidiary’s current-year earnings and profits as reduced by the U.S. Person’s share, if any, of certain prior-year deficits in earnings and profits. The amount of RPII includible in the income of a RPII shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

RPII Exceptions. The special RPII rules do not apply to a Non-U.S. Insurance Subsidiary if (1) direct and indirect insureds and persons related to such insureds, whether or not U.S. Persons, are treated as owning (directly or indirectly through entities) less than 20% of the voting power and less than 20% of the value of the shares of AXIS Capital (the “20% Ownership Exception”), (2) RPII, determined on a gross basis, is less than 20% of gross insurance income of the Non-U.S. Insurance Subsidiary for the taxable year (the “20% Gross Income Exception”), (3) the Non-U.S. Insurance Subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, and to waive all treaty benefits with respect to RPII, and meets certain other requirements or (4) the Non-U.S. Insurance Subsidiary elects to be treated as a U.S. corporation and waives all treaty benefits and meets certain other requirements. Although the Non-U.S. Insurance Subsidiaries expect to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception or 20% Ownership Exception, we cannot be certain that we will achieve this result.

Computation of RPII. To determine how much RPII a Non-U.S. Insurance Subsidiary has earned in each taxable year, the Non-U.S. Insurance Subsidiaries may obtain and rely upon information from their insureds and reinsureds to determine whether any of the insureds, reinsureds or persons related thereto own (directly or indirectly through foreign entities) shares of AXIS Capital and are U.S. Persons. AXIS Capital may not be able to determine whether any of the underlying direct or indirect insureds to which the Non-U.S. Insurance Subsidiaries provide insurance or reinsurance are shareholders or related persons to such shareholders. Consequently, AXIS

Capital may not be able to determine accurately the gross amount of RPII earned by each Non-U.S. Insurance Subsidiary in a given taxable year. For any year in which the 20% Gross Income Exception and the 20% Ownership Exception do not apply, AXIS Capital may also seek information from its shareholders as to whether beneficial owners of shares at the end of the year are U.S. Persons so that the RPII may be determined and apportioned among such persons. To the extent AXIS Capital is unable to determine whether a beneficial owner of shares is a U.S. Person, AXIS Capital may assume that such owner is not a U.S. Person, thereby increasing the per share RPII amount for all known RPII shareholders.

If, as expected, the 20% Gross Income Exception or 20% Ownership Exception is met for each taxable year, RPII shareholders will not be required to include RPII in their taxable income.

Apportionment of RPII to U.S. Holders. Every RPII shareholder who owns common shares on the last day of any taxable year of AXIS Capital in which the 20% Ownership Exception and 20% Gross Income Exception do not apply should expect that for such year the RPII shareholder will be required to include in gross income its share of such company’s RPII for the portion of the taxable year during which such company was a CFC under the RPII provisions, whether or not distributed, even though it may not have owned the shares throughout such period. A RPII shareholder who owns our shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of a Non-U.S. Insurance Subsidiary’s RPII.

Basis Adjustments. A RPII shareholder’s tax basis in its shares will be increased by the amount of any RPII that the shareholder includes in income. The RPII shareholder may exclude from income the amount of any distributions by AXIS Capital out of previously taxed RPII income. The RPII shareholder’s tax basis in its shares will be reduced by the amount of such distributions that are excluded from income.

Uncertainty as to Application of RPII. The RPII provisions have never been interpreted by the courts or the Treasury Department in final regulations, and regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. These provisions include the grant of authority to the Treasury Department to prescribe “such regulations as may be necessary to carry out the purpose of this subsection, including regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” Accordingly, the meaning of the RPII provisions and the application thereof to the Non-U.S. Insurance Subsidiaries is uncertain. In addition, we cannot be certain that the amount of RPII or the amounts of the RPII inclusions for any particular RPII shareholder, if any, will not be subject to adjustment based upon subsequent IRS examination. Any prospective investor considering an investment in our shares should consult his tax advisor as to the effects of these uncertainties.

Information Reporting. Under certain circumstances, U.S. Persons owning shares in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (1) a person who is treated as a RPII shareholder, (2) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the shares on the last day of that year and (3) under certain circumstances, a U.S. Person who acquires shares in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which AXIS Capital determines that the 20% Ownership Exception and 20% Gross Income Exception do not apply, AXIS Capital will provide to all U.S. Persons registered as shareholders of its shares a completed IRS Form 5471 or the relevant information necessary to complete the form. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income.

Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII shareholder also must file IRS Form 5471 in the circumstances described above.

Dispositions of Our Shares. Subject to the discussions below relating to the potential application of the Code section 1248 and PFIC rules, U.S. Persons generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of our shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. If the holding period for our shares exceeds one year, any gain or loss will be long-term capital gain or loss. Long-term capital gains of non-corporate U.S. Persons are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute “passive category income” for foreign tax credit limitation purposes.

Code section 1248 provides that if a U.S. Person sells or exchanges shares in a foreign corporation and such person owned, directly, indirectly through certain foreign entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that because of the dispersion of our share ownership, provisions in our organizational documents that limit voting power and other factors, no U.S. shareholder of AXIS Capital should be treated as owning (directly, indirectly through foreign entities or constructively) 10% or more of the total voting power of AXIS Capital. To the extent this is the case, the application of Code section 1248 under the regular CFC rules should not apply to dispositions of our shares. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge. A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, AXIS Capital will provide a completed IRS Form 5471 or the relevant information necessary to complete the Form. Code section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Existing proposed regulations do not address whether Code section 1248 would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. We believe, however, that this application of Code section 1248 under the RPII rules should not apply to dispositions of our shares because AXIS Capital will not be directly engaged in the insurance business. We cannot be certain, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of our shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of our shares.

Passive Foreign Investment Companies. In general, a foreign corporation will be a PFIC during a given year if (1) 75% or more of its gross income constitutes “passive income” (the “75% test”) or (2) 50% or more of the average value of its assets, determined on the basis of a quarterly average, produce (or are held for the production of) passive income (the “50% test”). If AXIS Capital were characterized as a PFIC during a given year, U.S. Persons holding our shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an “excess distribution” with respect to, their shares, unless such persons made a “qualified electing fund election” or “mark-to-market” election. It is uncertain that AXIS Capital would be able to provide its shareholders with the information necessary for a U.S. Person to make a “qualified electing fund” election. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by AXIS Capital to U.S. shareholders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for a reduced rate of tax on qualified dividend income if AXIS Capital were considered a PFIC in the taxable year in which such dividend is paid or in the preceding taxable year. A U.S. Person that is a shareholder in a PFIC may be subject to certain additional information reporting requirements, including the filing of an IRS Form 8621. U.S. Persons are urged to consult their own tax advisors regarding these requirements.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business” is not treated as passive income. The PFIC provisions also contain a look-through rule under which a foreign corporation shall be treated, for purposes of determining whether it is a PFIC, as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% of the value of the shares.

The insurance income exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We expect for purposes of the PFIC rules, that each of the Insurance Subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business in each year of operations. Accordingly, none of the income or assets of the Insurance Subsidiaries should be treated as passive. Further, we expect that the passive income and assets (other than the shares of any indirect AXIS Capital subsidiary) of any other AXIS Capital subsidiary will be de minimis in each year of operations with respect to the overall income and assets of AXIS Capital. Under the look-through rule AXIS Capital should be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its direct and indirect subsidiaries for purposes of the 75% test and the 50% test. Accordingly, we believe that AXIS Capital has not been and should not be treated as a PFIC. We cannot be certain, however, as there are currently no regulations regarding the application of the PFIC provisions to an insurance company and new regulations or pronouncements interpreting or clarifying these rules may be forthcoming, that the IRS will not challenge this position and that a court will not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the PFIC rules.

Foreign Tax Credit. Because it is anticipated that U.S. Persons will own a majority of our shares, only a portion of the current income inclusions, if any, under the CFC, RPII and PFIC rules and of dividends paid by us (including any gain from the sale of our shares that is treated as a dividend under section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the “subpart F income,” RPII and dividends that are foreign source income will constitute “passive category income” for foreign tax credit limitation purposes. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Backup Withholding on Distributions and Disposition Proceeds. Information returns may be filed with the IRS in connection with distributions on our shares and the proceeds from a sale or other disposition of our shares unless the holder of the shares establishes an exemption from the information reporting rules. A holder of shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or other exempt recipient and/or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle the U.S. Person to a refund, provided that the required information is furnished to the IRS.

Proposed U.S. Tax Legislation. It is possible that legislation could be introduced and enacted by the current Congress or future Congresses that could have an adverse impact on our shareholders.

Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is a PFIC, or whether U.S. Persons would be required to include in their gross income the subpart F income or RPII of a CFC are subject to change, possibly on a retroactive basis. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.

Taxation of Holders of Debt Securities

Bermuda Taxation

Currently there is no Bermuda withholding tax on interest paid on debt securities of AXIS Capital. In addition, we have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to our debentures, which would include the debt securities, except insofar as such tax applies to persons ordinarily resident in Bermuda.

United States Taxation

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the debt securities. Unless otherwise stated, this summary deals only with holders of debt securities who acquire the debt securities upon original issuance at their original issue price and who hold their debt securities as capital assets within the meaning of section 1221 of the Code and as beneficial owners. The following discussion is only a discussion of the material U.S. federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular debt security holder in light of such debt security holder’s specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to holders of debt securities who may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, investors in pass through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons who hold the debt securities as part of a hedging or conversion transaction or as part of a short-sale or straddle. This discussion is based upon the Code, the U.S. Treasury regulations proposed and promulgated thereunder and any relevant administrative rulings or pronouncements and judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or any non-U.S. tax laws, that may be applicable to the debt securities or the holders of debt securities and does not address any aspect of U.S. federal taxation other than income taxation. In addition, this discussion assumes that the debt securities are not issued at a premium, with original issue discount (“OID”), or in bearer form for U.S. federal income tax purposes. If any debt securities are issued at a premium, or with OID, or in bearer form, we will describe the material U.S. federal income tax consequences related to the purchase, ownership, and disposition of such debt securities in the applicable prospectus supplement.

If a partnership (or other entity treated as a partnership) holds the debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities, you should consult your tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the debt securities that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (4) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes or (5) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of the debt securities that is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

U.S. Taxation of Holders of Debt Securities Issued by AXIS Capital

U.S. Holders of Debt Securities

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on the debt securities will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive category income.

Sale, Exchange, Redemption or Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security generally will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss and will be long term capital gain or loss if the U.S. holder’s holding period in the debt security exceeds one year at the time of disposition of the debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption also may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities

Interest and Disposition. In general (and subject to the discussion below under “Information Reporting and Backup Withholding”), a non-U.S. holder will not be subject to U.S. federal income tax with respect to payments of interest on, or gain upon the disposition of, debt securities, unless: (1) the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or (2) in the case of gain upon the disposition of debt securities, the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

U.S. Taxation of Debt Securities Issued by AXIS Finance

U.S. Holders of Debt Securities

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on the debt securities will be treated as U.S. source income for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security generally will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss and will be long term capital gain or loss if the U.S. holder’s holding period in the debt security exceeds one year at the time of disposition of the debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long term capital gain compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption also may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities

U.S. Federal Withholding Tax. The 30% U.S. federal withholding tax will not apply to any payment of interest on a debt security, provided that:

•	interest paid on the debt security is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•

the non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of the voting stock (or capital or profits interest) of the issuer within the meaning of the Code and applicable U.S. Treasury regulations, including stock (or capital or profits interest) of the issuer) constructively owned through the ownership of AXIS Capital;

•	the non-U.S. holder is not a controlled foreign corporation that is related to AXIS Specialty U.S. Holdings, Inc. or AXIS Finance through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on the debt security is described in section 881(c)(3)(A) of the Code; and

•

either (a) the non-U.S. holder provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that such holder is not a United States person as defined under the Code or (b) the non-U.S. holder holds its debt securities through certain non-U.S. intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such holder will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the holder’s conduct of a trade or business in the United States (as discussed below under “U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that a non-U.S. holder realizes on the sale, exchange, retirement or other disposition of a debt security.

U.S. Federal Income Tax. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then such holder will be subject to U.S. federal income tax on that interest on a net income basis (although such holder will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “U.S. Federal Withholding Tax” are satisfied) in the same manner as if such holder was a United States person as defined under the Code. In addition, if a non-U.S. holder is a non-U.S. corporation, such holder may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate, if any) of such interest, subject to adjustments.

Any gain realized on the disposition of a debt security generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

Information Reporting and Backup Withholding. Generally, an issuer must report to the IRS and to a non-U.S. holder the amount of interest on the debt securities paid to such holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments on the debt securities that an issuer makes to such holder provided that it does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code, and it has received from such holder the statement described above in the fifth bullet point under “U.S. Federal Withholding Tax.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the non-U.S. holder is a United States person as defined under the Code, or such holder otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

Additional Withholding Requirements

Under the Hiring Incentives to Restore Employment Act, which was enacted in early 2010 and contains provisions from the former Foreign Account Tax Compliance Act of 2009 (“FATCA”), a 30% U.S. federal withholding tax may apply to interest income paid by AXIS Finance after December 31, 2013, and the gross proceeds from a disposition of debt securities of AXIS Finance occurring after December 31, 2016, in each case paid to (i) a “foreign financial institution” (as specifically defined in the legislation), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its U.S. “account” holders (as specifically defined in the legislation) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Under recently finalized regulations, however, this withholding tax will not apply to any debt security of AXIS Finance issued before, and not the subject of a significant modification on or after, January 1, 2014.

In addition, it is possible that certain payments to holders of debt securities or shareholders of AXIS Capital (other than a holder of debt or equity interests that are regularly traded on an established securities market) could be subject to withholding under FATCA. Under recently finalized regulations, however, any such withholding on payments to holders of debt securities or shareholders of AXIS Capital would not begin until January 1, 2017.

You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our shares and debt securities.

CERTAIN ERISA CONSIDERATIONS

Unless otherwise set out in a prospectus supplement or other supplement to this prospectus, and subject to the considerations discussed below, the securities offered hereby may be purchased by Plans (as defined below).

The following is a summary of certain considerations associated with the purchase of the securities by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment of a portion of the assets of any Plan in the securities offered hereby, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of securities offered hereby by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the securities. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the securities offered hereby should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a security offered hereby, each purchaser and subsequent transferee of a security will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the securities offered hereby constitutes assets of any Plan or (ii) the purchase and holding of the securities offered hereby by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the securities offered hereby on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the securities offered hereby.

PLAN OF DISTRIBUTION

We and AXIS Finance may sell the securities covered by this prospectus at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

•	to or through underwriters or dealers who may act as principals or agents;

•	directly to a limited number of purchasers or to a single purchaser;

•	in market transactions, including transactions on a national securities exchange (e.g., on the NYSE) or a quotations service or an over-the-counter market (including through at-the-market offerings);

•	in the over-the-counter market;

•	through agents; or

•	in any combination of the above or by any other legally available means.

Brokers or dealers engaged by us or AXIS Finance may arrange for other brokers or dealers to participate in effecting sales. Broker-dealer transactions include:

•	transactions in which the broker-dealer solicits purchasers on a best-efforts basis;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction.

We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

In addition, we may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, such third parties or their affiliates may issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our securities. If the applicable prospectus supplement indicates, this prospectus may be used in connection with the offering of such securities.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the securities offered;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•

the initial public offering price of the securities and the proceeds to us or AXIS Finance and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	the securities exchanges on which the securities may be listed, if any.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we or AXIS Finance may sell the securities through agents from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or AXIS Finance pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and AXIS Finance may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us and AXIS Finance at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we and AXIS Finance pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters, dealers, agents and other third parties described above may be entitled to indemnification by us and AXIS Finance against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents or others may be required to make in respect thereof. Underwriters, dealers, agents and such other third parties may be customers of, engage in transactions with, or perform services for us and AXIS Finance in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.axiscapital.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its web site.

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

•	our Current Reports on Form 8-K filed on February 8, 2013, February 11, 2013, February 14, 2013 and February 25, 2013;

•	our Registration Statement on Form 8-A filed on June 25, 2003.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

We will provide a copy of the filings that have been incorporated by reference in this prospectus but not delivered with the prospectus, upon request and at no cost, by writing or telephoning us at the following address or telephone number:

AXIS Capital Holdings Limited

Attention: Corporate Secretary

92 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 496-2600

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us and AXIS Finance by Conyers Dill & Pearman Limited, Hamilton, Bermuda, with respect to validity under Bermuda law and by Simpson Thacher & Bartlett LLP, New York, New York with respect to validity under Delaware and New York law. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the AXIS Capital Holdings Limited and subsidiaries Annual Report on Form 10-K for the most recent fiscal year, and the effectiveness of AXIS Capital Holdings Limited’s internal control over financial reporting have been audited by Deloitte & Touche Ltd., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES

LAWS AND OTHER MATTERS

AXIS Capital is organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of its assets and their assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult or impossible for investors to effect service of process within the United States upon its non-U.S. directors and officers or to recover against AXIS Capital or its non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Further, it may not be possible to bring a claim in Bermuda against us or our directors and officers for violation of U.S. federal securities laws because these laws may have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, AXIS Capital may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, our U.S. agent, irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman Limited, our special Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or whether proceedings could be commenced in the courts of Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Conyers Dill & Pearman Limited that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there may be grounds upon which Bermuda courts will not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.

At the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The Bermuda Monetary Authority and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement.

8,000,000 Shares

AXIS Capital Holdings Limited

5.50% Series D Preferred Shares

(Liquidation Preference $25 Per Share)

PROSPECTUS SUPPLEMENT

MAY 13, 2013

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Wells Fargo Securities

Co-Managers

Barclays	BMO Capital Markets	Credit Agricole CIB	HSBC
ING			Lloyds Securities